                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Check the appropriate box:

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[_]   Confidential, for Use of the
      Commission only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to § 240.14a-12

                       The Phoenix Companies, Inc.

            (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    paid previously. Identify the previous filing by registration statement
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[LOGO] PHOENIX
       The Phoenix Companies, Inc.

                                                                  March 24, 2003

      Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders to be held on Monday, April 28, 2003 at 11:00 a.m. at our offices at One
      American Row, Hartford, Connecticut.

          The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting.
      At the meeting, I will also report on the progress of the Company during the past year and answer shareholders' questions.

          It is important that your shares be represented at the Annual Meeting.
      Whether or not you plan to attend the Annual Meeting, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the postage-paid envelope provided or vote by proxy using the telephone or through the Internet as promptly as possible. Your vote is important.

          Thank you.

                                            Yours truly,

                                            /s/ Dona D. Young

                                            President, Chief Executive Officer
                                            and Chairman-elect

                         THE PHOENIX COMPANIES, INC.

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               _________________

                                                    One American Row
                                                    Hartford, Connecticut 06115
                                                    March 24, 2003

To the Shareholders of
THE PHOENIX COMPANIES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE
PHOENIX COMPANIES, INC. will be held at our offices at One American Row,
Hartford, Connecticut 06115, on Monday, April 28, 2003 at 11:00 a.m. Eastern
time for the purpose of considering and acting upon the following matters:

     1.  election of four directors to serve until the next Annual Meeting of
         Shareholders and until their successors are duly elected and qualified;

     2.  approval of The Phoenix Companies, Inc. 2003 Restricted Stock,
         Restricted Stock Unit and Long-Term Incentive Plan;

     3.  ratification of the appointment of PricewaterhouseCoopers LLP as the
         Company's independent auditor for the fiscal year ending December 31,
         2003; and

     4.  consideration of such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record as of the close of business on March 13, 2003 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                   By order of the Board of Directors,

                                   /s/ John H. Beers

                                   John H. Beers
                                   Secretary

                               PROXY STATEMENT

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
VOTING PROCEDURES

    THE BOARD OF DIRECTORS

    AUDIT COMMITTEE CHARTER AND REPORT
     •  Audit Committee Charter................................................9
     •  Audit Committee Report.................................................9

    COMPENSATION OF EXECUTIVE OFFICERS
     •  Summary Compensation Table............................................11
     •  Stock Option Grants Table.............................................13
     •  Stock Option Exercises and December 31, 2002 Stock Option Value Table.14

PROPOSAL 2 - APPROVAL OF THE PHOENIX COMPANIES, INC. 2003 RESTRICTED

EXHIBIT B - THE PHOENIX COMPANIES, INC. 2003 RESTRICTED STOCK, RESTRICTED
            STOCK UNIT AND LONG-TERM INCENTIVE PLAN..........................B-1

                                PROXY STATEMENT

                           THE PHOENIX COMPANIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 28, 2003

                                VOTING PROCEDURES

General Information

     This proxy statement is being furnished to the shareholders of The Phoenix
Companies, Inc., a Delaware corporation (the "Company"), in connection with the
Annual Meeting of Shareholders to be held on Monday, April 28, 2003, at 11:00
a.m. Eastern time, at our offices at One American Row, Hartford, Connecticut and at any adjournment thereof (the "Annual Meeting"). The notice of meeting, this proxy statement and the accompanying proxy are first being sent to shareholders on or about March 24, 2003.

Voting Rights

     Only shareholders of record on March 13, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record
Date, there were 94,049,309 shares of the Company's common stock (the "Common
Stock") outstanding. Each shareholder is entitled to one vote for each share of
Common Stock registered in that person's name on the books of the Company as of the Record Date.

     A plurality of the votes validly cast is required for the election of directors. Approval of each of the other matters that is before the meeting will require the affirmative vote of the holders of a majority of the shares represented at the meeting. No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of one-third of the outstanding shares as of the Record Date.
Proxies marked as abstaining and proxies containing broker non-votes on any matter to be acted upon by shareholders will be treated as present at the meeting for the purpose of determining a quorum. Broker non-votes and abstentions as to particular matters will not, however, be counted as shares voting on such matters. Votes will be tabulated under the supervision of persons designated by the Board of Directors as inspectors.

Voting of Proxies

     Your proxy in the form enclosed is solicited by the Board of Directors of the Company for use at the Annual Meeting and all valid proxies will be voted.
Except as noted above or to the extent that contrary instructions are given by shareholders in the places provided in the proxy, it is the intention of the persons named in the proxy to vote "for" each of the nominees for the Board of
Directors and "for" each of the other proposals set forth in the notice of meeting. A proxy may be revoked at any time prior to its use. Such revocation may be made in person at the Annual Meeting, by a notice in writing delivered to the Secretary of the Company or by a proxy bearing a later date.

     Subject to the limitations described below, shareholders may vote by proxy as follows: (i) by using the accompanying proxy card; (ii) by telephone; or
(iii) through the Internet. When voting using any of these methods, as to the election of directors, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except those nominees whose names you specify, or (c) withhold your vote from all nominees as a group. As to each other proposal, you may vote "for" or "against" the item or
"abstain" from voting. If you properly vote by proxy but do not specify any choices, you will thereby confer authority upon the persons named as proxies to vote your shares in their discretion. A proxy also confers discretionary authority on these individuals to vote your shares of Common Stock on any matter that was not known on the date of this proxy statement but is properly presented at the Annual Meeting, including voting on the nomination or election of any substitute nominees selected by the Board of Directors in the event any nominees are unable or decline to serve.

     The expense of proxy solicitation will be borne by the Company. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by officers or regular employees of the Company. Georgeson Shareholder Communications Inc. has
been retained by the Company to assist in any such solicitation at a total estimated cost of $5,500, plus reimbursement of certain out-of-pocket expenses.
The Company will also reimburse banks, brokers and other nominees for providing proxy materials to beneficial owners.

Voting by Proxy Card

     Any shareholder holding shares as of the Record Date may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by the proxy will be voted as you specify on the proxy card.

Voting by Telephone or Through the Internet

     If you are a registered shareholder (that is, you own Common Stock in your own name and not through a broker, nominee or in some other "street name"
capacity), you may vote by proxy via the telephone or Internet. Please see the accompanying proxy card for instructions on how to access the telephone and
Internet voting systems. If you hold shares of Common Stock in "street name", your broker or other nominee will advise you whether you may vote by telephone or through the Internet.

Voting Shares Held in Company Plans

     Shares of Common Stock held in The Phoenix Companies, Inc. Savings and
Investment Plan, The Phoenix Companies, Inc. Agent Savings and Investment Plan
and The Phoenix Companies, Inc. Agent Pension Plan are held of record and are voted by the trustee of these plans. Participants in these plans may direct the trustee how to vote shares allocated to their accounts by voting in the manner specified by such trustee. The trustee of these plans will vote shares as to which it has not received direction as may be specified by the trustee and the applicable plan.

                                 *       *       *

     Your vote is important and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can assure that your shares are voted properly by returning the enclosed proxy card or by voting by proxy using the telephone or through the Internet.

                           OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

     On June 25, 2001, Phoenix Home Life Mutual Insurance Company ("Phoenix
Life") demutualized, becoming a subsidiary of the Company. Under New York
Insurance Law, all officers and directors of the Company, as well as certain of their family members, are prohibited until June 25, 2003, the second anniversary of Phoenix Life's demutualization, from acquiring shares of Common Stock, other than any they may have acquired as a result of the demutualization. All shares whose ownership is reflected in the chart below were acquired in the demutualization as compensation for eligible policyholders.

     The following table shows, with respect to each director and nominee for director of the Company, each of the six executive officers of the Company named in the Summary Compensation Table, which appears later in this proxy statement, and all directors and executive officers as a group, being 26 in number: (i) the total number of shares of Common Stock beneficially owned as of the Record Date;
and (ii) the percent of the Common Stock so owned as of that date. Unless otherwise indicated in a footnote, each person listed in the table owns the shares shown below directly with sole voting and investment power.

                                                           Shares
            Name of                                     Beneficially               Percent of
        Beneficial Owner                                   Owned                  Common Stock
---------------------------------                  ---------------------     ---------------------

Sal H. Alfiero                                               53                       *
J. Carter Bacot                                             190                       *
Peter C. Browning                                            70(1)                    *
Arthur P. Byrne                                              29                       *
Sanford Cloud, Jr.                                            0                       *
Richard N. Cooper                                            71                       *
Gordon J. Davis                                              18                       *
Robert W. Fiondella                                          67(2)                    *
Michael Gilotti                                               0                       *
Ann Maynard Gray                                              0                       *
John E. Haire                                                19                       *
Michael E. Haylon                                            51                       *
Jerry J. Jasinowski                                          47                       *
Thomas S. Johnson                                            44                       *
John W. Johnstone, Jr.                                    1,599(3)                    *
Marilyn E. LaMarche                                         130                       *
Philip R. McLoughlin                                         27                       *
Simon Y. Tan                                                 45                       *
Robert F. Vizza                                              78(4)                    *
Robert G. Wilson                                              0                       *
Dona D. Young                                               626(5)                    *
All directors and executive officers as a group           3,295(6)                    *
      (26 persons)
------------------------------

* Less than one percent.

(1)  Includes 29 shares of Common Stock held by Mr. Browning's adult son with respect to which Mr. Browning disclaims beneficial ownership.
(2)  Includes 18 shares of Common Stock held by Mr. Fiondella's wife.
(3)  Includes 1,552 shares of Common Stock held by a trust of which Mr.
     Johnstone's wife is a co-trustee and with respect to which he disclaims beneficial ownership.
(4)  Includes 18 shares of Common Stock held by Dr. Vizza's wife.
(5)  Includes (a) 556 shares of Common Stock held by a trust of which Mrs. Young is the sole trustee and (b) 18 shares of Common Stock held by a trust of which Mrs. Young's husband is a trustee and with respect to which she disclaims beneficial ownership.
(6)  Includes 1,628 shares of Common Stock with respect to which beneficial ownership is disclaimed.

Five Percent Shareholders

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2002 by the only person known to us to be the beneficial owner of more than 5% of our Common Stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission ("SEC"). Except as otherwise indicated in the footnote to the table, we believe, based on the information available to us, that the person named in the table has sole voting and investment power with respect to all shares of Common Stock that it beneficially owns.

                                                                Amount and Nature             Percent of
                                                                  of Beneficial                 Common
Name and Address of Beneficial Owner                                Ownership                    Stock
------------------------------------                            -----------------             -----------

State Farm Mutual Automobile Insurance Company                     5,896,090(1)                  6.2%
One State Farm Plaza
Bloomington, IL  61710

---------------------------
(1)  Includes 5,145,000 shares of Common Stock currently owned by State Farm
     Mutual Automotive Insurance Company ("State Farm"), plus 751,090 shares issuable upon early termination of our Equity Units owned by State Farm. On
     December 31, 2002, those 5.1 million shares owned by State Farm constituted less than 5.5% of the total outstanding shares of Common Stock. (The calculation of the percentage in the chart is premised, pursuant to applicable rules, on the assumption that no purchase contracts underlying the Equity Units are terminated early other than State Farm's. If purchase contracts underlying all Equity Units had settled on December 31, 2002, the total shares beneficially owned by State Farm would actually have represented less than 5.3% of the total outstanding shares of Common
     Stock.)

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors consists of three classes of directors: one class to hold office for a term expiring at the Annual Meeting of Shareholders being held on April 28, 2003; another class to hold office for a term expiring at the
Annual Meeting of Shareholders being held in 2004; and another class to hold office for a term expiring at the Annual Meeting of Shareholders being held in
2005. The members of each class hold office until their respective successors are duly elected and qualified. At each Annual Meeting of Shareholders of the
Company, the successors to the class of directors whose terms expire at the meeting are elected to hold office for terms expiring at the Annual Meeting of
Shareholders held in the third year following their election.

     Messrs. Bacot, Johnstone and Vizza, all of whom will have reached age 70 prior to the 2003 Annual Meeting, are retiring as directors effective on the date of that meeting, as required by the applicable guidelines established by the Board of Directors. In addition, Mr. Fiondella is retiring as a director
(and as Chairman) effective March 31, 2003. No new directors are being elected to replace any of these individuals. Instead, the size of the Board of Directors will be reduced to 13 directors.

     At the Annual Meeting on April 28, 2003, four directors are to be elected to hold office until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All of the nominees are presently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual
Meeting is required to elect directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxy for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

The following persons are nominees for election as directors of the Company for terms to expire in 2006; the Board of Directors recommends that shareholders vote FOR each of them:

     Peter C. Browning, age 61(1), has been a director of the Company and of Phoenix Life since 2000. He previously served as a director of Phoenix Life from 1989 to 1999. He is currently Dean of the McColl Graduate School of
Business at Queens University of Charlotte. Previously, he served in various capacities, including as President and Chief Executive Officer, at Sonoco
Products Company from 1993 to 2000. Mr. Browning is also a director of Lowe's
Companies, Inc., Wachovia Corporation, Acuity Brands, Inc., EnPro Industries,
Inc., and Sykes Enterprises, Incorporated and non-executive Chairman of the
Board of Nucor Corporation.

     Sanford Cloud, Jr., age 58, has been a director of the Company and of Phoenix Life since 2001. He has been President and Chief Executive Officer of
The National Conference for Community and Justice since 1994. Prior to that, he was a partner at the law firm of Robinson & Cole from 1993 until 1994, a Vice
President at Aetna, Inc. from 1986 until 1992, and a Connecticut State Senator from 1977 until 1980. Mr. Cloud is currently a director of Tenet Healthcare
Corp., a trustee of Northeast Utilities and Chairman of IronBridge Mezzanine
Fund, L.P.

     Gordon J. Davis, Esq., age 61, has been a director of the Company since 2000 and of Phoenix Life since 1986. He is currently a partner at the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., a position he previously held from 1994 to January 2001. From January to November 2001 he served as President of Lincoln Center for the Performing Arts. Mr. Davis is also a director of
Consolidated Edison of New York, Inc. and of 20 registered investment companies within the Dreyfus family of funds.

     Jerry J. Jasinowski, age 64, has been a director of the Company since 2000 and of Phoenix Life since 1995. He has been president of the National
Association of Manufacturers since 1990. Mr. Jasinowski is also a director of
Harsco Corporation and webMethods, Inc.

The following directors, whose terms expire in 2004, will continue to serve as directors:

     Arthur P. Byrne, age 57, has been a director of the Company since
2000 and of Phoenix Life since 1997. He served as President, Chief Executive
Officer and Chairman of The Wiremold Company from 1991 to 2002. Since August
2002, he has served as operating partner of JW Childs Associates, a private equity fund based in Boston.

     Ann Maynard Gray, age 57, has been a director of the Company and of
Phoenix Life since February 2002. She served as President of the Diversified
Publishing Group of Capital Cities/ABC, Inc. from 1991 to 1999. Ms. Gray is also a director of Duke Energy Corporation and Elan Corporation PLC and a trustee for
J.P. Morgan Funds.

     Robert G. Wilson, age 69, has been a director of the Company since
2000 and of Phoenix Life since 1976. He was Chairman of QuoteShip.com from 1999 to 2000 and, following the merger of Quote Ship.Com into Logistics.com, stayed on as a consultant to Logistics.com from 2000 to 2002. He was the Chief
Executive Officer and Chairman of LendingTree.com from 1997 to 1999, and served as a consultant to Lending Tree.com through 2002. Mr. Wilson is a former general partner of Goldman Sachs & Co. and former President of Goldman Sachs
International Corporation.

     Dona D. Young, age 49, has been President and a director of the
Company since 2000, its Chief Operating Officer from February 2001 through
December 2002, and its Chief Executive Officer since January 2003. She has been a director of Phoenix Life since 1998, its President since 2000, its Chief
Operating Officer from February 2001 through December 2002 and its Chief
Executive Officer since January 2003. Mrs. Young was Executive Vice President,
Individual Insurance and General Counsel of Phoenix Life from 1994 to 2000 and
Senior Vice President and General Counsel from 1989 through 1994. Mrs. Young also serves as a director of Sonoco Products Company, Wachovia Corporation and
Foot Locker, Inc. She will become Chairman of the Board of Directors of the
Company and of Phoenix Life effective April 1, 2003.

--------------------------
(1) All ages are as of March 1, 2003.

The following directors, whose terms expire in 2005, will continue to serve as directors:

     Sal H. Alfiero, age 65, has been a director of the Company since
2000 and of Phoenix Life since 1988. He is currently Chairman and Chief
Executive Officer of Protective Industries, LLC, a position he has held since
May 2001. Mr. Alfiero previously served as Chairman and Chief Executive Officer of Mark IV Industries, Inc., positions he had held since 1969. He is also a director of Fresh Del Monte Produce, Inc., HSBC North America Inc. and HSBC USA,
Inc.

     Richard N. Cooper, age 68, has been a director of the Company since
2000 and of Phoenix Life since 1982. He is currently Maurits C. Boas Professor of International Economics for Harvard University, a position he has held since
1981. While on leave from Harvard, Mr. Cooper served as Chairman of the National
Intelligence Council from 1995 to 1997. Mr. Cooper is a director of Circuit City
Stores, Inc.

     John E. Haire, age 50, has been a director of the Company since 2000 and of Phoenix Life since 1999. He is currently an Executive Vice President of
Time, Inc. From 1999 until June 2001, he served as President of The Fortune
Group. Prior to that, Mr. Haire had served as publisher of TIME Magazine since
1993.

     Thomas S. Johnson, age 62, has been a director of the Company and of
Phoenix Life since 2000. He has been Chairman and Chief Executive Officer of
GreenPoint Financial Corporation since 1993. He served as President and director of Manufacturers Hanover Trust Company and Manufacturers Hanover Corp. from 1989 to 1991. Mr. Johnson is a director of R.R. Donnelly & Sons Company, Alleghany
Corporation and Online Resources Corp.

     Marilyn E. LaMarche, age 68, has been a director of the Company since 2000 and of Phoenix Life since 1989. She has also been a trustee of the
Phoenix Funds since 2002 and a member of the Consulting Committee to the
Phoenix-Kayne Funds Board of Trustees since 2002. She has been a Limited
Managing Director in the New York investment banking firm of Lazard Frères & Co.
LLC since 1995, where she was a General Partner from 1987 to 1995 and a Senior
Vice President from 1983 to 1987.

                          THE BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company.
The Board is not involved, however, in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them, as well as by reports presented at meetings of the Board and its committees. During 2002, the Board of Directors met 13 times. All directors, other than Mr. Fiondella, attended at least 75 percent of the total number of meetings of the Board of Directors and of the committees on which he or she served. Mr. Fiondella did attend more than 75% of the regularly scheduled meetings of the Board and such committees.

     There are currently six committees of the Board of Directors that perform essential functions of the Board. Three of these are standing committees: the
Executive Committee, the Audit Committee and the Compensation Committee. From
time to time, in its discretion, the Board may form other committees. Currently, such other committees include the Nominating and Corporate Governance Committee, the Shareholder and External Affairs Committee, and the Finance Committee. The
responsibilities of the committees are summarized below. Only directors who are not current or former employees of the Company or its affiliates may be members of the Audit Committee or the Compensation Committee. Members of such committees must also meet certain other independence tests including, in the case of the
Audit Committee, those of the New York Stock Exchange. The Board of Directors has determined that all of its non-employee directors meet the independence standards of the proposed New York Stock Exchange listing rules.

The Executive Committee

     The Executive Committee, except as otherwise provided in the Company's amended and restated certificate of incorporation, has and may exercise the powers and authority of the Board of Directors in the management of the
Company's property, affairs and business, including the power to declare dividends, in the intervals between meetings of the Board of Directors.

     The Executive Committee currently consists of the following eight members:
Robert W. Fiondella, Chairperson, Sal H. Alfiero, J. Carter Bacot, John W.
Johnstone, Jr., Marilyn E. LaMarche, Robert F. Vizza, Robert G. Wilson, and Dona
D. Young. It met five times during 2002.

The Audit Committee

     The Audit Committee, except as otherwise provided in any resolution of the
Board of Directors, has and may exercise the authority of the Board of Directors to: recommend to the Board of Directors the selection of the Company's independent auditor; review the scope, plans and results relating to the
Company's internal and external audits and financial statements; review the
Company's financial condition; review the quality and integrity of the Company's financial reporting processes and procedures; review the Company's significant business and financial risks and exposures and evaluate the adequacy of the
Company's internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions; and review the Company's policies on ethical business conduct and monitor its compliance with those policies. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. The Board of Directors has determined that each is independent under New York Stock Exchange listing standards. Mr. Johnson, the committee's chairman, has been determined by the Board of Directors, based on his education and experience, to be an audit committee financial expert, as defined under the rules implementing the Sarbanes-Oxley Act of 2002.

     The Audit Committee currently consists of the following five members:
Thomas S. Johnson, Chairperson, Ann Maynard Gray, John E. Haire, Robert F.
Vizza, and Robert G. Wilson. It met six times during 2002.

The Compensation Committee

     The Compensation Committee, except as otherwise provided in any resolution of the Board of Directors, has and may exercise all the authority of the Board of Directors with respect to compensation, benefits and personnel administration of the Company's employees, including: nominating persons for election or appointment as officers of the Company; evaluating the performance and recommending to the Board of Directors the compensation, if any, of such officers; recommending to the Board of Directors, at its discretion, any plan to issue options for the purchase of shares of Common Stock to the Company's directors, officers or employees and those of its subsidiaries; and
administering the Company's annual incentive plans for employees and long-term incentive plan for senior executives. The Board of Directors has determined that each member of this committee is independent under proposed New York Stock
Exchange listing rules.

     The Compensation Committee currently consists of the following five members: Sal H. Alfiero, Chairperson, J. Carter Bacot, Peter C. Browning,
Sanford Cloud, Jr., and John W. Johnstone, Jr. It met ten times during 2002.

The Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee, except as otherwise provided in any resolution of the Board of Directors, has and may exercise the power to assist the Board of Directors by: presenting qualified candidates to the Board for election as directors; reviewing the committee structure of the
Board; and making recommendations to the Board with respect to matters of corporate governance. The Board of Directors has determined that each member of this committee is independent under proposed New York Stock Exchange listing rules.

     The Nominating and Corporate Governance Committee currently consists of the following five members: Peter C. Browning, Chairperson, Sanford Cloud, Jr.,
Jerry J. Jasinowski, Thomas S. Johnson, and Marilyn E. LaMarche. It met three times during 2002.

The Shareholder and External Affairs Committee

     The Shareholder and External Affairs Committee, except as otherwise provided in any resolution of the Board of Directors, has and may exercise the authority of the Board of Directors with respect to matters relating to the interests of the Company's shareholders or the Company's relationships to the community at large, including: charitable contributions; government affairs and public relations; and employee voluntary participation in community affairs and philanthropic programs.

     The Shareholder and External Affairs Committee currently consists of the following five members: John E. Haire, Chairperson, Arthur P. Byrne, Richard N.
Cooper, Gordon J. Davis, and Ann Maynard Gray. It met two times during 2002.

The Finance Committee

     The Finance Committee, except as otherwise provided in any resolution of the Board of Directors, has and may exercise the authority of the Board of
Directors with respect to the Company's financial and investment policies including: establishing and exercising general supervision over the investment policies and programs of the Company; authorizing the issuance of debt and the establishment of financing arrangements (other than through the issuance of stock); exercising general supervision over disposition of Company subsidiaries or material assets; regularly reviewing the Company's dividend policy; and
regularly reviewing the Company's and its major subsidiaries' policies and positions regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk.

     The Finance Committee currently consists of the following five members:
Jerry J. Jasinowski, Chairperson, Arthur P. Byrne, Richard N. Cooper, Gordon J.
Davis, and Marilyn E. LaMarche. It met six times during 2002.

Compensation of Directors

     Directors who are employees of the Company or any of its subsidiaries do not receive any compensation for serving on its Board of Directors or the Board of Directors of Phoenix Life. Outside directors (i.e., those not employed by the
Company or any of its subsidiaries) receive an annual retainer of $35,000 for serving on those Boards of Directors. Each Chairperson of a Board Committee
receives an additional $10,000 annual retainer. Outside directors are paid attendance fees of $4,000 for each Board meeting they attend and an additional
$1,500 for each Board Committee meeting they attend on a day when the full Board is not in session. For purposes of these fees, each meeting of the Company's
Board of Directors and the Board of Directors of Phoenix Life is treated as one meeting, as are meetings of their comparable committees. Directors may defer receipt of the payment of all or a portion of their retainer and attendance fees.

     Phoenix Life provides $100,000 of whole life insurance to each director.
The cost to the Company of providing this insurance is nominal. All directors may also participate in a matching charitable gift program to qualified educational and other charitable institutions, subject to an annual maximum match of $2,000 for each director.

     Under New York Insurance Law, directors of the Company are prohibited until
June 25, 2006, the fifth anniversary of Phoenix Life's demutualization, from acquiring shares of Common Stock except: (a) acquisitions on or after June 25,
2003 from a registered broker or dealer at then quoted prices; (b) as consideration to eligible policyholders pursuant to Phoenix Life's plan of reorganization; or (c) pursuant to a stock option plan approved by the
Superintendent of Insurance for the State of New York. While the Company has
such a stock option plan, due to limitations imposed in connection with Phoenix
Life's recent demutualization, no options could be granted under this plan in
2001. Effective on June 25, 2002, the first anniversary of the Company's demutualization, however, the Board of Directors granted options to each outside director to acquire 13,700 shares of Common Stock, which options are exercisable on or after June 25, 2003 at $16.20 per share, the shares' fair market value (as defined in the plan) on June 25, 2002. In addition, the Board of Directors may require outside directors to receive up to one-half of their fees in shares instead of cash and outside directors may elect to receive any portion of such fees in shares instead of cash.

Certain Relationships and Related Transactions

     Mr. Alfiero, a director, is the 60% owner of S&GI, LLC, to which the
Company paid $232,600 in 2002 to reimburse it for operating costs incurred for business air travel of Mr. Fiondella.

     Mr. Bacot, a director, is a director and retired Chief Executive Officer of
The Bank of New York, which was a participating lender under the Company's now terminated June 11, 2001 Credit Agreement, is a participating lender under the
Company's December 23, 2002 Credit Agreement (the "2002 Agreement"), pursuant to which the Company has borrowed no sums, and provides trustee services for two
Collateralized Bond Obligations managed by a Company subsidiary.

     Mr. Browning, a director, and Mrs. Young, President, Chief Executive
Officer and Chairman-elect, are both directors of Wachovia Corporation, one of whose subsidiaries provides trustee services for certain Phoenix trusts and is a participating lender under the 2002 Agreement and another of whose subsidiaries was an underwriter for the Company's public offering in November, 2002 of stock purchase contracts.

     Mr. Davis, a director, is a partner at the law firm of LeBoeuf, Lamb,
Greene and MacRae, L.L.P., which has in the past provided and is currently providing legal advice and services to the Company or its subsidiaries.

     Ms. LaMarche, a director, is a limited managing director of Lazard Frères
& Co. LLC, whose asset management subsidiary serves as a subadvisor for certain
Phoenix mutual funds. In 2002, those funds paid fees of $12,500 to such subsidiary for those services.

     State Farm currently owns of record more than 5 percent of the outstanding
Common Stock. In 2002, the Company's subsidiaries paid approximately $10.7 million, as compensation for the sale of their insurance and annuity products, to entities which were either subsidiaries of State Farm or owned by State Farm employees. The balance earned in 2002, approximately $0.7 million, was paid in
2003.

                      AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

     The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring the Company's financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit
Committee in 2001. Since then, the Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, related SEC rules, both proposed and actual, and the proposed new listing standards of the New York Stock Exchange regarding audit committee policies. Although some of these rules and standards have not yet been finalized at the time of the printing of this proxy statement, the Board adopted an amendment to the Audit Committee charter in February, 2003 to conform the charter to the new requirements and to voluntarily implement certain of these proposed rules and standards. A copy of this amended charter has been attached to this proxy statement as Exhibit A (the "Charter"). The
Board intends to further amend the Charter, if necessary, when the applicable rules and standards are finalized. The Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditor, the internal auditor and management of the Company.

Audit Committee Report

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements and for the Company's reporting process, including its systems of internal controls. The Company's independent auditor is responsible for auditing the Company's annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company's management and its independent auditor.

     In fulfilling its oversight responsibilities, the committee has met with management and with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditor, and has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 (the "audited statements"). The committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards 61, as amended ("SAS 61")
(Communications with Audit Committee) including: (i) PwC's responsibilities under generally accepted auditing standards; (ii) the Company's significant accounting policies; (iii) management judgments and accounting estimates; (iv)
any significant audit

adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit. Additionally, the committee met with both
PwC and the Company's internal auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality, not just the acceptability, of the
Company's financial reporting.

     The committee has received from PwC a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence
Discussions with Audit Committees) with respect to any relationships between PwC and the Company that in their professional judgment may reasonably be thought to bear on independence. PwC has discussed its independence with the committee and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.
The committee has considered whether provision of the non-audit services rendered by PwC during the Company's most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

     In reliance on these reviews and discussions, the committee recommended to the Board of Directors that the Company's audited statements be included in the
Company's Annual Report on Form 10-K for the year ended December 31, 2002 and be filed with the Securities and Exchange Commission. The committee has also approved, subject to shareholder ratification, the selection of PwC as the
Company's independent auditor for the fiscal year 2003.

                                       THE AUDIT COMMITTEE

                                       Thomas S. Johnson, Chairperson
                                       Ann Maynard Gray
                                       John E. Haire
                                       Robert F. Vizza
                                       Robert G. Wilson

                                       10

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table describes the components of the total compensation paid to or earned by (even if receipt is deferred) those persons who were, as of
December 31, 2002, the Company's Chief Executive Officer, its four other most highly compensated executive officers, and a former highly compensated executive officer (together, the "Named Executive Officers") for services rendered to the
Company and its subsidiaries during the last three completed fiscal years.

                                             Annual Compensation      Long-Term Compensation
                                            ---------------------    -------------------------
                                                                      Payouts      Shares
                                                                       Under     Underlying
                                                                      1997-99      Options       All Other
                                            Salary      Bonus (1)     LTIP (2)    Awarded (3)  Compensation (4)
Name and Principal Position           Year     $            $            $            #              $
---------------------------           ----  ------      ---------    ---------   -----------  ----------------
Robert W. Fiondella                   2002  900,000             0    2,246,400     262,500          49,463
   Chairman of the Board and Chief    2001  900,000             0    2,246,400                   1,086,665
   Executive Officer (5)              2000  900,000     1,170,000    2,246,400                      47,582

Dona D. Young                         2002  700,000             0    1,832,220     262,500          34,222
   President and                      2001  700,000             0    1,537,380                      50,263
   Chief Operating Officer (6)        2000  650,000       715,000    1,439,100                      35,553

Michael J. Gilotti                    2002  387,692     1,210,860       N/A         70,000          21,111
   Executive Vice President,          2001  380,000     1,002,200       N/A                         23,329
   Wholesaling Distribution and       2000  296,154     1,030,000       N/A                         21,764
   Marketing (7)

Michael E. Haylon                     2002  387,500       226,497      187,200      60,000       1,100,656
   Executive Vice President and       2001  375,000       475,000      187,200                   2,664,652
   Chief Investment Officer           2000  335,000       715,000      187,200                       9,706

Philip R. McLoughlin                  2002  665,385 (8)         0      552,825     140,000       8,361,175
   Former Chairman and Chief          2001  600,000       550,000      552,825                   4,556,053
   Executive Officer, Phoenix         2000  600,000       901,300      552,825                     104,749
   Investment Partners, Ltd.
   ("PXP") (9)

Simon Y. Tan                          2002  425,000       138,448      409,500     140,000          42,319
   Executive Vice President           2001  425,000       372,938      409,500                      21,711
                                      2000  342,500       360,000      409,500                       6,923
-------------------------

(1) Grants in 2002 under the Long-Term Incentive Plan, which will be paid out in 2005, are discussed below under the section of this proxy statement entitled Long-Term Incentive Plans, beginning on page 14, and in the table contained in such section.

(2) These payments are awards earned upon completion of the Company's
    1997-1999 Long-Term Incentive Plan, which was designed to pay out in three annual installments beginning in 2000 and ending in 2002.

(3) See the Stock Option Grants Table on page 13 of this proxy statement for a discussion of these options.

                                       11

(4) "All Other Compensation" paid in 2002 consisted of:

                                              Mr.        Mrs.       Mr.         Mr.            Mr.          Mr.
Item                                       Fiondella    Young     Gilotti      Haylon       McLoughlin      Tan
                                           ---------    -----     -------      ------       ----------      ---

Company contributions to the Savings
    and Investment Plan...................   $26,500   $19,625     $11,125    $   10,656    $   11,500     $11,719

Payment of 2001 PXP retention bonus.......         0         0           0     1,090,000     1,785,000           0

Employment-related agreement..............         0         0           0             0     6,482,525(a)        0

Value of vacation time sold...............         0         0       7,308             0        42,692           0

Auto, health reimbursement, spousal
travel, financial and tax planning,
reimbursement for taxes, and value of
insurance premium paid for term life
insurance in excess of $50,000............    22,963    14,597       2,678             0        39,458      30,600
                                              ------    ------       -----             -        ------      ------

         Total All Other Compensation        $49,463   $34,222     $21,111    $1,100,656    $8,361,175     $42,319
                                             =======   =======     =======    ==========    ==========     =======

(a)   Pursuant to his employment-related agreement of February 1, 2001, Mr.
      McLoughlin elected to receive a portion of the payment due to him on retirement in a lump sum, with the balance in the form of a 100% joint and survivor annuity paying $16,175 per month.

      (5)   Mr. Fiondella served as Chief Executive Officer through December 31,
            2002. Mr. Fiondella is retiring as a director (and as Chairman)
            effective March 31, 2003. Mr. Fiondella will become entitled to certain retirement benefits, including retirement payments and restricted stock units, upon his retirement. These benefits and payments are described under the section of this Proxy Statement entitled Employment-Related Agreements: Retirement Agreements,
            beginning on page 18.

      (6)   Mrs. Young was appointed as Chief Operating Officer in February
            2001, which position she held through December 31, 2002. On January
            1, 2003, she became Chief Executive Officer and on April 1, 2003, she will become Chairman.

      (7)   Mr. Gilotti did not participate in the 1997-1999 Long-Term Incentive
            Plan.

      (8)   Includes salary of $415,385 through August 31, 2002 and consulting fees of $250,000 earned through December 31, 2002 following Mr.
            McLoughlin's retirement on September 1, 2002.

      (9)   Mr. McLoughlin served as Chairman and Chief Executive Officer of PXP until his retirement on September 1, 2002. Upon his retirement, Mr.
            McLoughlin became entitled to certain retirement benefits under the
            Company's non-qualified defined benefit. These defined benefits are described under the section of this Proxy Statement entitled
            Retirement Plan, on page 16. Mr. McLoughlin also entered into a consulting agreement with PXP, described under the section of this proxy statement entitled Employment-Related Agreements: Retirement
            Agreements, beginning on page 18, pursuant to which Mr. McLoughlin has served as a consultant to PXP since September 1, 2002.

                                       12

Stock Option Grants Table

     The following table sets forth information concerning stock options granted by the Company in 2002 to the Named Executive Officers.

                                                    Percent of
                                    Number of      Total Stock
                                    Securities       Options                                            Grant
                                    Underlying     Granted to        Exercise                            Date
                                  Stock Options     Employees        Price Per       Expiration        Present
              Name                 Granted (1)       in 2002         Share (2)        Date (3)        Value (4)
----------------------------------------------------------------------------------------------------------------
Robert W. Fiondella...........        262,500          6.2%           $16.20         06/25/2012      $2,147,250

Dona D. Young.................        262,500          6.2%           $16.20         06/25/2012      $2,147,250

Michael J. Gilotti............         70,000          1.6%           $16.20         06/25/2012      $  572,600

Michael E. Haylon.............         60,000          1.4%           $16.20         06/25/2012      $  490,800

Philip R. McLoughlin..........        140,000          3.3%           $16.20         06/25/2012      $1,145,200

Simon Y. Tan..................        140,000          3.3%           $16.20         06/25/2012      $1,145,200

(1)   All grants vest 33-1/3% on June 25 of 2003, 2004 and 2005. Pursuant to his
      employment-related agreement of February 1, 2001, however, Mr. McLoughlin is entitled to exercise his options at any time prior to September 1, 2007 and, if not then vested, to receive an amount in cash equal to the excess, if any, of the fair market value of the exercised options over their exercise price.

(2)   The exercise price of the options granted is equal to the fair market value of a share of Common Stock on the date of grant.

(3)   Pursuant to the terms of the Company's Stock Incentive Plan, upon an option holder's retirement, he will have until the Expiration Date or five years, whichever period is shorter, to exercise his options. In Mr.
      Fiondella's and Mr. McLoughlin's cases, this means they will have until
      March 31, 2008 and September 1, 2007, respectively, to exercise their options.

(4)   The hypothetical grant date present values of stock options granted in
      2002 are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options. The material assumptions used for these calculations were: (i) a fair market value exercise price;
      (ii) a volatility factor of 34.9%; (iii) a risk-free rate of return of
      5.5%; (iv) a dividend yield of 0.9%; (v) a three-year vesting schedule, and (vi) a ten-year option term. No discount to the calculated value was taken to reflect: (a) the fact that options are not freely tradable; or
      (b) the exercise or lapse of the options after vesting but prior to the end of the option period. These grant date present values are not intended to forecast possible appreciation, if any, of our Common Stock. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Common Stock, on the date the option is exercised, over the exercise price.

                                       13

Stock Option Exercises and December 31, 2002 Stock Option Value Table

     The following table sets forth information concerning stock options held by the Named Executive Officers. As of December 31, 2002, there were no in-the-money options.

                                                          Number of Securities              Value of Unexercised
                                                         Underlying Unexercised            In-the-Money Options at
                                                     Options at December 31, 2002            December 31, 2002(1)
                                                   ----------------------------------   ----------------------------
                             Shares      Values
                            Acquired    Realized
                               on          on
   Name                     Exercise    Exercise    Exercisable    Unexercisable(2)    Exercisable    Unexercisable
------------------------   ----------  ----------  -------------  ------------------  -------------  ---------------
   Robert W. Fiondella            0          0              0            262,500            0               0
   Dona D. Young                  0          0              0            262,500            0               0
   Michael J. Gilotti             0          0              0             70,000            0               0
   Michael E. Haylon              0          0              0             60,000            0               0
   Philip R. McLoughlin           0          0        140,000 (3)              0            0               0
   Simon Y. Tan                   0          0              0            140,000            0               0
------------------------

   (1)   Based on the December 31, 2002 closing stock price of $7.60.
   (2)   Represents stock options that are not vested.
   (3)   Under the term of his employment-related agreement of February 1, 2001,
         Mr. McLoughlin may exercise his options for cash, but not for shares, prior to vesting, as described in Note 1 to the preceding table.

Long-Term Incentive Plans

     Under the Company's Long-Term Incentive Plan, the Compensation Committee of
the Board of Directors approves awards to designated officers of the Company and establishes three-year performance goals that support the long-term corporate strategy. At the end of the three-year performance cycle, awards are determined and paid based on actual results achieved. Only two Named Executive Officers participated in the Long-Term Incentive Plan in 2002. Messrs. Haylon and
McLoughlin participated, instead, in PXP's 2002 Phantom Option Plan (discussed below under the section of this proxy statement entitled PXP's Phantom Option
Plans).

                               Long-Term Incentive Plan Awards in Fiscal Year 2002

                                             Performance or                    Estimated Future Payouts(1)
                                              Other Period           -----------------------------------------------
                                            Until Maturation           Threshold          Target          Maximum
   Name                                         or Payout               Payment          Payment          Payment
  ---------------------------------      ----------------------      -------------    -------------    -------------
   Robert W. Fiondella (2)                         N/A                    N/A              N/A              N/A
   Dona D. Young                          2002 - 2004 (3)             $900,000         $1,800,000       $5,400,000
   Michael J. Gilotti                     2002 - 2004 (3)             $126,000         $  252,000       $  756,000
   Michael E. Haylon (4)                  N/A                         N/A              N/A              N/A
   Philip R. McLoughlin (5)               N/A                         N/A              N/A              N/A
   Simon Y. Tan (6)                       N/A                         N/A              N/A              N/A

(1) Actual payout for the 2002-2004 cycle, which will occur in 2005, will be based on a formula that takes into account the Company's success in improving its return on equity.

(2) Pursuant to his Retirement and Transition Agreement (discussed below in the section of this proxy statement entitled Employment-Related
    Agreements: Retirement Agreements, beginning on page 18), Mr. Fiondella did not participate in the Company's Long-Term Incentive Plan in 2002.

(3) This is the performance period under the Company's Long-Term Incentive
    Plan for 2002.

                                       14

(4)   Mr. Haylon did not participate in the Long-Term Incentive Plan in 2002.

(5)   Mr. McLoughlin did not participate in the Long-Term Incentive Plan in
      2002.

(6)   Pursuant to his Retirement and Transition Agreement (discussed below in the section of this proxy statement entitled Employment-Related
      Agreements: Retirement Agreements, beginning on page 18), Mr. Tan did not participate in the Company's Long-Term Incentive Plan in 2002.

                        PXP's Phantom Option Plans

     In 2002, Messrs. Haylon's and McLoughlin's long-term compensation plan awards were under PXP's Phantom Option Plans instead of under the Company's
Long-Term Incentive Plan. These PXP plans permit PXP to recognize and reward contributions that participants make toward the long-term growth of PXP.

                                                         Performance or
                                                       Other Period Until
                                   Number                  Maturation             Estimated Future Payouts Under
           Name                   of Units                 or Payout               Non-Stock Price-Based Awards
--------------------------   --------------------   -------------------------  -------------------------------------
Michael E. Haylon                 40,000 (1)                  (2)                             (3)
                                  25,000 (4)                  (5)                             (6)
Philip R. McLoughlin             150,000 (1)                  (7)                             (3)
                                  50,000 (4)                  (7)                             (6)

(1)   These were awarded in 2002 under PXP's 2002 Phantom Option Plan.

(2)   Mr. Haylon's rights under PXP's 2002 Phantom Option Plan vest 33-1/3% on
      January 1 of each of 2003, 2004 and 2005.  He may exercise his vested rights in March of any year prior to March 31, 2007.

(3)   Each unit has a beginning reference value of $7.73, which was determined based on PXP's revenues and operating income. The value of the units is recalculated each quarter based on a formula tied to the change in PXP's current trailing 12-month revenues and operating income (before amortization of intangibles) as compared to such results in 2001. Upon exercise, the unit holder is entitled to the excess of the recalculated value as of the date of exercise over $7.73. Based on these calculations as of December 31, 2002, each unit had a year-end value of $9.21 so, if a unit is exercised in 2003, the unit holder would be entitled to $1.48. The value of the units is not subject to any limitations.

(4)   These were originally awarded in 2001 under PXP's 2001 Phantom Option Plan but were repriced in December 2001.

(5)   Mr. Haylon's rights under PXP's 2001 Phantom Option Plan are fully vested.
      He may exercise these rights in March of any year prior to March 31, 2006.

(6)   Each unit has a beginning reference value of $10.30, which was determined based on PXP's revenues and operating income. The value of the units is recalculated each quarter based on a formula tied to the change in PXP's current trailing 12-month revenues and operating income (before amortization of intangibles) as compared to such results in 2001. Upon exercise, the unit holder is entitled to the excess of the recalculated value as of the date of exercise over $10.30. Based on these calculations as of December 31, 2002, each unit had a year-end value of $9.21, which is below the reference value, so exercise of an option would have resulted in no payment to the unit holder. The value of the units is not subject to any limitations.

(7)   Mr. McLoughlin's rights under PXP's 2001 Phantom Option Plan were vested when granted and under PXP's 2002 Phantom Option Plan, vested upon his retirement on September 1, 2002. He may exercise these rights at any time prior to September 1, 2005.

                                       15

Retirement Plan

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, which is age 62 for participants with ten years of service or otherwise age 65, based on the final pay formula contained in the Company's pension plan, a qualified defined-benefit plan. The benefits also include any pension amounts provided instead under the Company's non-qualified pension plan due to benefit limitations imposed by the Internal
Revenue Code or to the Company's exclusion of certain types of compensation from the qualified plan.

                                                  Pension Plan Table

                                                 Years of Plan Participation
     Final
    Average          ------------------------------------------------------------------------------------------
      Pay                 10             15             20               25              30              35
-----------------    -----------    -----------    ------------    ------------    ------------    ------------
 $    500,000          $100,000       $150,000       $200,000       $  250,000      $  275,000      $  300,000
      750,000           150,000        225,000        300,000          375,000         412,500         450,000
    1,000,000           200,000        300,000        400,000          500,000         550,000         600,000
    1,250,000           250,000        375,000        500,000          625,000         687,500         750,000
    1,500,000           300,000        450,000        600,000          750,000         825,000         900,000
    1,750,000           350,000        525,000        700,000          875,000         962,500       1,050,000
    2,000,000           400,000        600,000        800,000        1,000,000       1,100,000       1,200,000

     The benefits shown in the above table are payable in the form of a straight life annuity and would be actuarially adjusted for optional benefit forms available under the pension plan. The annual retirement benefit under the qualified plan and the non-qualified plan is generally equal to the sum of: (i)
an executive's "final average earnings" multiplied by years of credited service up to 25 years times two percent; and (ii) an executive's "final average earnings" multiplied by years of credited service in excess of 25 years but up to 35 years times one percent. Benefits payable under the pension plan are reduced by Social Security benefits. "Final average earnings" taken into account under the pension plan is the average annual salary (as reflected in the
"salary" column of the Summary Compensation Table) paid to a participant during the consecutive 36-month period prior to an employee's retirement. "Final average earnings" also takes into account the average of the highest three of the executive's last five years' bonuses (excluding long-term incentive compensation).

     At December 31, 2002 (assuming retirement as of such date), the estimated
"final average earnings" under the qualified plan and the non-qualified plan are
$1,797,466.69 for Robert W. Fiondella, $1,165,000.00 for Dona D. Young,
$1,021,816.64 for Michael E. Haylon and $693,812.66 for Simon Y. Tan. The
estimated years of credited service under the qualified plan and the non-qualified plan as of such date are 33.75 years for Mr. Fiondella, 22.42 years for Mrs. Young, 12.58 years for Mr. Haylon and 20.75 years for Mr. Tan.
Mr. Gilotti, who had 3.58 years of service on December 31, 2002, will not vest under either plan until he has five years of service. Had he been vested on
December 31, 2002, his estimated "final average earnings", taking into account his three years of bonuses, would have been $1,021,816.64. Upon his retirement on September 1, 2002, Philip R. McLoughlin had "final earnings" under the qualified plan and the non-qualified plan of $1,405,967 and 31.17 actual years of service under such plans. In accordance with the pension plan's optional benefit forms available to him, Mr. McLoughlin elected to receive his retirement benefits through a lump sum payment of $1,029,342 and a 100% joint and survivor annuity with monthly payments of approximately $30,000. In addition, he elected to defer approximately $994,000 through a tax-deferred accumulation plan. If Mr.
Tan continues until at least January 1, 2004 to be employed by the Company or any of its subsidiaries, he will have five additional years added to his age and credited years of service on his date of retirement for purposes of determining his benefits under the retirement plans maintained by the Company. Executive
Vice Presidents had been excluded from the Company's Early Retirement Program offered in 2001 to other employees, under which five additional years had similarly been added to age and credited years of service for purposes of determining benefits.

Employment-Related Agreements

  Employment Agreements. The Company entered into an Executive Employment
Agreement with Mrs. Dona Young, dated January 1, 2003, pursuant to which Mrs.
Young serves as the Chief Executive Officer of the Company and pursuant to which the Company will seek to cause Mrs. Young to be re-nominated so that she may continue to serve as a member of the Board of Directors throughout her employment term. The agreement entitles Mrs. Young to participate in benefit plans of the Company and other perquisites maintained for its senior executives, sets her base salary at $900,000, retroactive to October 1, 2002, and provides for a short-term bonus (at a target of 100% of base salary), a long-term

                                       16

incentive bonus (at a target of 200% of base salary) and the grant of 394,737 restricted stock units. Each restricted stock unit represents a contractual right to receive one share of Common Stock, subject to vesting restrictions, following the later of June 25, 2006 or termination of employment. The restricted stock units vest on the earlier of January 1, 2006, a change in control of the Company, or a termination of her employment by the Company without cause (as defined in the agreement), by Mrs. Young for good reason (as defined in the agreement) or due to her death or disability. The agreement further provides that while Mrs. Young holds the restricted stock units, she will not have any right to vote or to direct the vote of the related shares of stock or to dispose of the restricted stock units. The Company will credit each restricted stock unit with "dividend equivalents" (i.e., cash dividends on the shares of stock underlying the restricted stock units) and interest thereon to be distributed following the later of June 25, 2006 or termination of Mrs.
Young's employment.

     If Mrs. Young's employment is terminated by the Company without cause (as defined in the agreement) or if she terminates her employment for good reason
(as defined in the agreement), she will be entitled to: (i) two times the sum of her base salary and her short-term incentive award, based on the greater of her target and the average of her short-term bonuses over the last two completed fiscal years prior to her termination; (ii) a pro-rata portion of the short-term award for the year in which her termination occurs; (iii) a pro-rata portion of her previously awarded long-term awards for each then open cycle; (iv) pro-rata vesting of any outstanding equity grants (other than the restricted stock units described above); (v) continued health coverage for two years; (vi) an amount equal to the lump sum value of two years of additional service and age credit for pension purposes under any qualified and nonqualified defined benefit type pension plan or arrangement of the Company; (vii) an amount equal to two years of maximum Company matching contribution under any type of qualified or nonqualified deferred compensation plan sponsored by the Company; and (viii)
outplacement services and, for six months after termination, office space and secretarial support. If the Company and Mrs. Young do not enter into a new employment agreement on or before January 1, 2006, the executive will be deemed to be terminated by the Company without cause. In addition, Mrs. Young will have good reason to terminate her employment if the Company fails to renew the
Employment Continuation Agreement described below.

  Change in Control Agreements. In January, 2003, the Company entered into agreements with Messrs. Gilotti and Haylon and a number of both Phoenix
Life's and PXP's other key executives that will, in certain circumstances, provide separation benefits upon the termination of their employment by the
Company for reasons other than death, disability, cause (as defined in the agreements) or retirement, or by the executive for good reason (as defined in the agreements). These agreements provide this protection only if the termination occurs following (or is effectively connected with) the occurrence of a change of control, as defined in the agreements. Mrs. Young and the Company entered into a similar Employment Continuation Agreement, dated January 1, 2003, that becomes operational upon a change in control of the Company. The initial term of each agreement ends January 1, 2006, subject to automatic renewals of up to two successive and consecutive additional one-year periods.

     The principal operative provisions of these agreements are intended to preserve for the covered executives the same duties, responsibilities and compensation opportunities as were in effect prior to a change of control for a period of two years following a change in control. When operative, these agreements establish certain minimum levels with respect to the covered executive's base salary and incentive compensation opportunities and also generally assure the covered executive that he or she will not incur a significant change in the other terms and conditions of his or her employment.

     These agreements provide for change in control severance benefits including: (i) vesting of qualified and non-qualified pension plan benefits and a lump sum payment in an amount equal to one to three years (depending on the executive's pay grade) of additional service and age credit under such plans;
(ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to one to three times (depending on the executive's pay grade) base salary plus the greater of the average of annual incentive compensation earned in the last three fiscal years prior to the change in control and the short-term incentive target for the year in which employment terminates; (iii) one to three years (depending on the executive's pay grade) of continued medical, dental and long-term disability coverage; (iv) vesting of equity compensation; (v) an amount equal to a pro rata portion of the short-term award for the year in which termination occurs and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to one to three years (depending on the executive's pay grade) of additional contributions the Company would have contributed to the Company's Savings and
Investment Plan and/or the Excess Investment Plan; (vii) outplacement services;
and (viii) in Mrs. Young's case only, office space and secretarial support for six months after termination. Mrs. Young, Messrs. Haylon and Gilotti and two other executives will also be entitled to a "gross-up" payment from the Company to cover any excise tax liability they may incur as a result of payments or benefits contingent on a change of control and any income tax liability they may incur as a result of the "gross-up" payment.

                                       17

  Severance Letter Agreements. The Company has agreements dated in 2001 with Mr. Haylon and in 2000 with Mr. Gilotti that would provide separation benefits upon the termination of their employment by the Company for reasons other than for cause (as defined in the agreements) or by the executive for good reason (as defined in the agreements). These agreements do not require a change in control to be operational. If triggered, each agreement would result in the following benefits: (i) an amount equal to two times the sum of the executive's base salary, the highest of the last three years' awards of short-term incentive compensation and the highest of the last three payments under the Company's
Long-Term Incentive Plan (or any successor plan); (ii) an amount equal to full payment of the award for all current long-term cash cycles under the Company's
Long-Term Incentive Plan; (iii) an amount equal to the value of two years of additional service and age credit for pension purposes under any qualified and non-qualified defined benefit type pension plan or arrangement of the Company;
(iv) an amount equal to the present value of two years of Company matching contributions under the Company's Savings and Incentive Plan and/or Excess
Investment Plan; (v) continued medical, dental and long-term disability coverage for two years; (vi) outplacement services, including office space; and (vii)
full vesting of benefits under all stock option or other stock or equity compensation plans. These executives would also be entitled to a "gross-up"
payment from the Company to cover any excise tax liability they may incur as a result of these benefits and any income tax liability they may incur as a result of such "gross-up" payment. These letter agreements expire January 1, 2004.

  Retirement Agreements. The Company and Phoenix Life entered into a
Retirement and Transition Agreement with Mr. Robert Fiondella, dated September
27, 2002, pursuant to which Mr. Fiondella continued to serve as the Chief
Executive Officer and Chairman of the Board of the Company and Phoenix Life
through December 31, 2002. As of January 1, 2003, Mr. Fiondella retained the positions of Chairman of the Board of the Company and Phoenix Life. He will continue to receive his annual base salary, secretarial support and other business services and he is entitled to continue his participation in the
Company's and its affiliates' employee benefit, retirement, and welfare plans through his retirement on March 31, 2003. Upon his retirement, Mr. Fiondella will be entitled to a payment of $8,000,000, approximately 573,000 restricted stock units (each representing the right to receive one share of Common Stock after June 25, 2006), and deferred compensation of $4,000,000 from Phoenix Life.
Also upon his retirement, Mr. Fiondella's previously granted options will become exercisable in accordance with their terms and he will be entitled to his previously accrued benefits under the Company's and its affiliates' retirement, welfare and deferred compensation arrangements. Mr. Fiondella agreed to restrictive covenants including, but not limited to, a covenant not to compete with the Company and its affiliates and a covenant not to solicit the Company's or its affiliates' clients or employees. The employment agreement and the change in control agreement previously entered into between Mr. Fiondella and the
Company terminated upon execution of and were superseded by the Retirement and
Transition Agreement. Pursuant to an amendment dated February 10, 2003, to the
Retirement and Transition Agreement, Mr. Fiondella agreed to remain with the
Company from April 1 through June 30, 2003 in a consulting capacity to provide advice on management transition matters. During this period, he will be paid a monthly consulting fee equal to his current monthly salary and will continue to be provided with an office, secretarial support and access to a Company-provided car and driver.

     PXP entered into an agreement dated August 5, 2002, with Mr. Philip
McLoughlin pursuant to which he agreed to continue as a consultant after his retirement on September 1, 2002. In such capacity, he continued, among other responsibilities, to assist in the day-to-day management of PXP and in the identification and selection of his successor as the principal executive officer of PXP. For this, he received consulting fees equal to his former salary, plus reimbursement for certain travel expenses and for other expenses reimbursable for employees under PXP's existing policies. In addition, he was provided with an office and secretarial support. On September 4, 2002, the Company and Mr.
McLoughlin entered into a Statement of Clarification and Intent, which clarified certain of his then existing employment-related agreements to, among other provisions, quantify the sums owed thereunder. Mr. McLoughlin elected to have such sums paid through a lump sum payment in 2002 of $6,482,525, with the balance through a 100% joint and survivor annuity paying $16,175 per month. On
December 18, 2002, PXP and Mr. McLoughlin entered into a new consulting agreement, under which he agreed to continue, through March 31, 2003, to perform the responsibilities he had had under the prior agreement. Thereafter, Mr.
McLoughlin will cease to assist in the day-to-day management of PXP but will continue to advise management of PXP and the Company with respect to PXP and its affiliated entities. His fees after March 31 will be $20,833 per month. Mr.
McLoughlin agreed to a covenant not to solicit employees of PXP or its affiliates. This consulting agreement, which replaced the August 5 agreement, may be terminated without penalty by either party at any time for any reason on thirty days' notice, but if not so terminated, will remain in effect until
December 31, 2004.

     The Company entered into a Retirement and Transition Agreement with Mr.
Simon Y. Tan, dated February 19, 2003, pursuant to which Mr. Tan will continue through January 1, 2004 to serve as an Executive Vice President of both the
Company and Phoenix Life, focusing primarily on the pursuit and development of new life insurance and annuity

                                       18

products. For such services, he will continue to receive a salary at the rate in effect on the date of the agreement and is eligible to receive any award under the Company's long- and short-term incentive plans for the cycle ending in 2002, but not thereafter. He will also continue to participate in each of the
Company's other employee benefit, retirement and welfare plans during his employment. In consideration for those benefits, Mr. Tan agreed to restrictive covenants including, but not limited to, a covenant not to compete with the
Company and its affiliates and a covenant not to solicit clients or employees of the Company or its affiliates. The Retirement and Transition Agreement supersedes all prior employment-related agreements between Mr. Tan and the
Company or Phoenix Life, other than his Supplemental Retirement Plan Agreement, which enhances his retirement benefit on a non-qualified basis by adding five years to his age and credited years of service for purposes of determining benefits. Upon his retirement, Mr. Tan's previously granted options will become exercisable in accordance with their terms and he will be entitled to his previously accrued benefits under the Company's and its affiliates' retirement, welfare and deferred compensation agreements. He will also be entitled to a payment under his Supplemental Retirement Plan Agreement.

                        COMPENSATION COMMITTEE REPORT

     The Compensation Committee consists of each of the directors signing this report, none of whom is a current or former employee of the Company or any of its affiliates. This report discusses the executive compensation program in effect with respect to the compensation paid to the Company's executive officers, including the Named Executive Officers, with respect to calendar year
2002. The compensation determinations described below were ratified by the Board of Directors.

     The information contained in this report shall not be deemed to be
"soliciting material" or to be "filed" with the Securities and Exchange
Commission nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange
Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                            Executive Compensation

     The Company's executive compensation program is designed to: attract, motivate and retain executive officers who can make a significant contribution to the Company's annual and long-term success; align the interest of the executive officers with those of shareholders; and place a significant proportion of the executive officers' total compensation at risk by aligning it with the Company's financial and Common Stock performance.

     Executive compensation is composed of three components: base salary; annual incentive awards (bonuses); and annual long-term incentive awards. The target awards for each component of compensation are based on comparative data for the insurance and investment industries and peer groups of companies which compete in the various businesses served by the Company and by other comparative data obtained from nationally recognized compensation consulting firms.

                                  Base Salary

     Base salary is targeted in a range around the median of the appropriate peer group. The base salary target for an executive position is determined through an annual formal assessment conducted by the Company's human resource personnel with the help of one or more independent consultants. The assessment considers the position's degree of complexity and level of responsibility, its importance to the Company in relation to other executive positions, and the competitiveness of an executive's total compensation. In 2002, except in the case of promotions, no base salary increases were granted to executive officers.
Base salary increases for 2003 were determined in 2002 based on a comprehensive review of market data and an assessment of each executive's performance. Base salary increases were not awarded to those executives whose base salaries were deemed to be above market. Instead, bonuses were awarded if warranted by individual performance. These base salary increases and bonuses were reviewed and approved by the Compensation Committee.

                               Annual Incentives

     Under the Company's annual incentive plan, the Company's executives are eligible for annual cash incentive awards based upon the achievement of performance objectives. Each year the Company determines and the committee approves

                                       19

these objectives. For 2002, these objectives emphasized return on equity, revenue and sales growth and expense control. Mr. Fiondella's and Mrs. Young's performance objectives emphasized Company return on equity, revenue growth and expense control. Mr. McLoughlin's performance objectives emphasized PXP operating earnings, Mr. Haylon's emphasized growth of Alternative Financial
Products and PXP's operating earnings, Mr. Gilotti's emphasized annuity sales and Mr. Tan's emphasized Company return on equity, revenue growth, expense control and sales growth.

     All regular full-time and part-time employees are eligible to participate in an annual incentive plan. The Compensation Committee reserves the right to make adjustments to such plan as it deems appropriate in its sole discretion.
Individual awards for executive officers must be reviewed and approved by the committee before being paid. Awards are paid in the first quarter of the year following the plan year.

                       Long-Term Incentive Compensation

     Long-term incentives for the Company's executive officers and other key employees are provided pursuant to the Company's Long-Term Incentive Plan (the
"LTIP") and The Phoenix Companies, Inc. Stock Incentive Plan (the "Stock
Incentive Plan"). If the stockholders approve of the new Restricted Stock Unit and Long-Term Incentive Plan described in Proposal 2, the Company intends to grant future long term incentive awards under that plan instead of the LTIP.

Long-Term Incentive Plan

     Beginning in 2000, the LTIP has operated during successive three-year periods, or performance cycles. As part of the annual compensation review process, targeted award opportunities for each executive level are reviewed and any changes are approved by the Compensation Committee. At the beginning of each performance cycle, corporate performance objectives are established which may include specific earnings and growth objectives for the performance period.
Results for performance objectives for the period are measured and the results, which are expressed as a percentage, may range from 0 percent to 300 percent.
Actual payouts are determined by multiplying the average of the executive's annualized salary on each February 1 of the performance cycle by both (a) the executive's target award opportunity, and (b) the corporate performance percentage results. In 2002, the committee approved the performance goal for the
2002-2004 performance cycle. The performance goal established was based upon improvement in the Company's return on equity. In 2003, the committee approved the results of the 2000-2002 performance cycle. The first half of that plan, representing a period prior to demutualization, measured statutory earnings and the net change in agency ratings. The second half, representing a period post-demutualization, measured growth in ROE. Based on actual results, the Board approved an overall award of 125% of target.

Stock Incentive Plan

     In 2001, to further align the interests of the executives and other key employees and groups with those of shareholders, the Compensation Committee adopted the Stock Incentive Plan. The Stock Incentive Plan provides that the committee may, from time to time, grant incentive stock options and non-statutory stock options for the purchase of Common Stock to officers
(including officers who are also directors), employees and insurance agents of the Company and its subsidiaries.

     The maximum number of shares issuable under the Stock Incentive Plan with respect to officers, employees and insurance agents of the Company or its subsidiaries is the aggregate of five percent of the shares outstanding on June
26, 2001 reduced by the shares issuable pursuant to options granted under The
Phoenix Companies, Inc. Directors Stock Plan and, with respect to officers and employees of PXP (other than those officers, employees or insurance agents of the Company), one percent of such shares outstanding.

     On June 25, 2002, 75% of the 6,300,000 options issuable under this plan became available. The committee granted 4,456,906 stock options to a large number of officers of the Company. These options have an exercise price of
$16.20 and a three-year vesting period (33-1/3% per year) with a ten-year term.

                               CEO Compensation

     When determining the compensation of the Chief Executive Officer, the
Compensation Committee considers the Company's financial performance, as well as relevant peer group data, for the insurance and investment industries.

                                       20

Mr. Fiondella did not receive an increase to his base salary in 2002. Based upon achievement against the performance criteria established for the 2002 annual incentive plan, Mr. Fiondella did not receive an award for 2002. As a result of his Retirement and Transition Agreement, Mr. Fiondella did not receive an award under the Company's 2000-2002 long-term incentive plan cycle and is not participating in any existing or future long-term incentive plan cycles.

     In December 2002, the committee approved the compensation of Dona Young, who was appointed Chief Executive Officer effective January 1, 2003. The committee established an annual base salary of $900,000, an annual incentive target of 100% of base salary and a long-term incentive target of 200% of base salary. The committee also awarded Mrs. Young with a grant of 394,737 restricted stock units.

                         Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the
Company's Chief Executive Officer or any of the four other most highly compensated executive officers, unless the compensation is "performance-based".
Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. A transition rule applies for newly public companies that exempts them from the $1,000,000 limit compensation paid under plans in effect prior to the public offering and disclosed in the prospectus adequately to comply with securities laws. The Compensation Committee believes that the compensation plans for the senior executives are covered by this exemption.

     In the future, the committee intends to structure any compensation for executive officers so that it qualifies for deductibility under Section 162(m)
to the extent feasible. However, to maintain a competitive position within the
Company's peer group of companies, the committee retains the authority to authorize payments including salary and bonus that may not be deductible.

                                     THE COMPENSATION COMMITTEE

                                     Sal H. Alfiero, Chairperson
                                     J. Carter Bacot
                                     Peter C. Browning
                                     Sanford Cloud, Jr.
                                     John W. Johnstone, Jr.

                                       21

                              PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common
Stock with the cumulative total returns of the Standard & Poor's 500 Stock Index and of the common stock of a peer group selected by the Company ("Peer Group
Index") for the period June 25, 2001 through December 31, 2002. Within the Peer
Group Index, however, the relevant investment dates for Principal Financial
Group, Inc. and Prudential Financial, Inc., are November 22, 2001 and December
12, 2001, respectively, the dates of their respective Initial Public Offerings.
The cumulative total return, which assumes any dividends paid are reinvested, is equal to: (i) the difference between the price per share at the beginning and end of a period; divided by (ii) the share price at the beginning of such period.

                           Cumulative Total Return

[GRAPHIC OMITTED]

              25-Jun-01     30-Sep-01      31-Dec-01      31-Mar-02     30-Jun-02      30-Sep-02     31-Dec-02
             --------------------------------------------------------------------------------------------------
PNX             100.00         80.95         103.64         107.56        103.73          76.99         42.96
S&P 500         100.00         85.74          94.90          95.16         82.42          68.18         73.93
Peer Index      100.00         87.72         102.32          98.53         91.14          72.39         88.37

     Except as noted above, all indices assume $100 was invested on June 25,
2001 in the Common Stock, the Standard & Poor's 500 Stock Index and the common stock of the Peer Group Index members, with dividends being reinvested. Peer
Group Index members are AmerUs Group Co., Franklin Resources, Inc., Janus
Capital Group, Inc. (formerly Stilwell Financial Inc.), Jefferson-Pilot
Corporation, John Hancock Financial Services, Inc., Lincoln National
Corporation, MetLife, Inc., Nationwide Financial Services, Inc., Neuberger
Berman Inc., Principal Financial Group, Inc., Prudential Financial, Inc., T.
Rowe Price Group, Inc., The MONY Group Inc., and Waddell & Reed Financial, Inc.
The Peer Group Index is capitalization-weighted.

  The foregoing table shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall such table be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the
Securities Exchange Act of 1934, as amended, except to the extent that the
Company specifically incorporates it by reference into such filing.

                                       22

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of
Common Stock of the Company. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during its most recent fiscal year, all Section 16(a)
filing requirements applicable to its officers and directors (the Company has no greater than 10 percent beneficial owners) were complied with.

                                  PROPOSAL 2

                  APPROVAL OF THE PHOENIX COMPANIES, INC. 2003
      RESTRICTED STOCK, RESTRICTED STOCK UNIT AND LONG-TERM INCENTIVE PLAN

     To further its policy of encouraging the creation of long-term shareholder value, the Board of Directors has adopted The Phoenix Companies, Inc. 2003
Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the
"Plan"), subject to shareholder approval. The shareholders are being asked to approve the Plan and the reservation of shares for issuance under the Plan.

     The full text of the Plan is set forth in Exhibit B. A summary of the Plan is set forth below and is qualified in its entirety by reference to the full text of the Plan.

     Approval by shareholders of the performance goals in the Plan is one of several requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), if compensation payable pursuant to the long-term performance units granted under the Plan is to qualify for the performance-based exemption to the limitation on our ability to deduct compensation in excess of
$1,000,000 paid to certain executives officers in any taxable year (these affected executive officers are referred to as "Covered Employees"). If shareholders do not approve the Plan, we will not implement it. Shareholders should be aware that the Plan is not the exclusive means of providing incentive compensation to Covered Employees, and that the Company reserves the right to pay bonuses to these Covered Employees under another plan or without regard to any plan in appropriate circumstances, whether or not deductible.

                             SUMMARY OF THE PLAN

     General. The purpose of the Plan is to foster and promote the long-term financial success of the Company. The Plan is intended to motivate superior performance by means of performance-related incentives. The Plan will encourage and provide for the acquisition of a long-term ownership interest in the Company by the Company's and its subsidiaries' officers, employees, non-employee directors and insurance agents. The Plan will enable the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

     Administration. The Plan will be administered by the Compensation
Committee. The committee selects the participants to whom restricted stock, restricted stock units and long-term performance units may be granted, the time or times at which such awards are granted, the number of shares subject to each grant and the terms and conditions (not inconsistent with the Plan) of each grant, including the performance goals applicable to the long-term performance awards.

     Eligibility. Any officer or other employee, non-employee director or insurance agent of the Company or any subsidiary of the Company selected by the committee may participate in the Plan. There are approximately 2,180 officers and other employees, 15 non-employee directors and 350 insurance agents eligible for participation in the Plan.

                                       23

     Shares Reserved. The number of shares of Common Stock that may be issued under the Plan may not exceed 6,000,000 shares, which may include authorized but unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of shares under all outstanding restricted stock units granted before the event. If shares subject to an award are cancelled, terminated or otherwise settled without the issuance of shares, those shares will again be available for inclusion in future award grants.

     Grant of Restricted Stock and Restricted Stock Unit Awards. The committee may grant restricted stock and restricted stock units under the Plan. Each share of restricted stock will be subject to forfeiture if a specified period of service, generally three years, is not completed. Each restricted stock unit will represent a contractual right to receive one share of Common Stock after the satisfaction of vesting criteria, such as continued employment with the Company for a specified period of time, generally three years. (The specified period during which restricted stock is subject to forfeiture and restricted stock units are subject to vesting is referred to as the "restricted period.") In accordance with New York Insurance Law, the Plan expressly prohibits the grant of restricted stock until after June 25, 2006. Restricted stock units may be granted before June 25, 2006, but distribution of any shares issuable pursuant to such restricted stock units will be delayed until after June 25, 2006, together with any dividend equivalents earned in respect of such units. Instead of delaying the distribution of any such units and dividend equivalents, the committee may elect to pay cash equal to the fair market value of the shares underlying such units.

     Transferability Restrictions. Generally, restricted stock units and shares of restricted stock may not be transferred (that is, they may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered) by the participant during the restricted period. The committee may permit (on such terms and conditions as it establishes) restricted stock units or shares of restricted stock to be transferred during the restricted period by the participant to a member of the participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, provided that any restricted stock units or shares of restricted stock so transferred will remain subject to the forfeiture provisions described above.

     Shareholder Rights. Participants will have all the rights of a shareholder with respect to restricted stock, including but not limited to, the right to vote and the right to receive dividends. In respect of restricted stock units, a participant will not have any right to vote on any matter submitted to the
Company's shareholders or to dispose of the shares of Common Stock underlying such restricted stock units, nor will a participant have any beneficial ownership in respect of any shares of Common Stock underlying restricted stock units, until such time as the shares of Common Stock underlying such units have been issued. At the discretion of the committee, a participant may be entitled to cash dividends (referred to as "dividend equivalents") paid by the Company on a share of Common Stock for each restricted stock unit awarded to a participant.

     Termination of Employment. Generally, if a participant terminates employment by reason of death, disability or retirement, the restricted period will lapse as to a pro-rated portion of the shares of restricted stock and restricted stock units transferred or issued to such participant based on the number of days the participant actually worked since the date the awards were granted (or in the case of awards which become vested in installments, since the date, if any, on which the last installment of such awards became vested). Any awards as to which the restricted period has not lapsed at the date of a participant's termination of employment by reason of death, disability or retirement will automatically be cancelled upon such participant's termination of employment. Generally, if a participant's employment is terminated for any reason other than death, disability or retirement at any time prior to the date when the restricted period lapses, all restricted stock held by the participant will revert back to the Company and all restricted stock units and any dividend equivalents credited to such participant will be forfeited upon the participant's termination of employment.

     Change of Control. In the event of a change of control of the Company, as defined in the Plan, the restricted period with respect to each award of restricted stock and restricted stock units will lapse on the date of such change of control.

     Long-Term Performance Units. The committee in its sole discretion will select those participants to receive long-term performance units under the Plan.
Long-Term Performance Units will relate to pre-established "performance goals"
over a "performance cycle." A "performance cycle" will generally be three years and may consist of calendar year segments. The "Performance Goals" will be objectives for the Company, any subsidiary, unit or business segment of the
Company, or individual established by the committee and will be based on one or more of the following measures: sales, revenues, earnings per share, net income, operating income, cash flow, stock price, return on equity, cash operating income, risk-based capital ratio, debt to capital ratio, operating margin, assets under management, claims-paying ability

                                       24

and debt rating. The performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group or other external measure.

     Prior to the beginning of the first year of a performance cycle (or such later time consistent with Section 162(m) of the Code), the committee will allocate a target number of long-term performance units ("Target Units") to participants. Prior to the beginning of the first year of a performance cycle or the beginning of each segment of the performance cycle (or such later time consistent with Section 162(m)), the committee will determine the performance goals applicable to the units that may be earned by the participant for such performance cycle and/or segment thereof. The committee will specify the formula for determining the percentages of the performance goals that must be achieved for the participant to earn the Target Units or less than or more than the target number of long-term performance units allocated to the participant if actual performance is equal to, less than or greater than the target performance goals. The committee may, in its sole discretion, provide that long-term performance units will be earned by a participant in respect of the achievement of performance goals for the performance cycle. The committee may, in its sole discretion, provide that no units will be earned by a participant in respect of a performance cycle unless a threshold level of the performance goals is satisfied. Following the end of each performance cycle, the committee will determine the number of units actually earned by a participant for such cycle calculated in accordance with the pre-established performance goals applicable to such cycle. Participants will not receive any payment with respect to units until the committee certifies the results of the performance goals. Subject to certain adjustments to shares of Common Stock for stock splits, reorganizations, consolidations and other corporate events that effect the Common Stock generally, the maximum number of units that may be earned by a participant and the maximum number of shares that may be issued pursuant to such earned units in a performance cycle may not exceed 600,000.

     Subject to New York Insurance Law, in the committee's sole discretion, the participant will be entitled to receive one share of Common Stock or restricted stock unit in exchange for each earned long-term performance unit. The restricted stock units will be subject to the terms and conditions applicable to the terms described above with two exceptions: (i) unless the committee otherwise determines at or after the date Target Units are allocated to the participant, the "restricted period" with respect to restricted stock units granted prior to June 25, 2006 will lapse on June 26, 2006; and (ii) the committee may not elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for the restricted stock units.

     In general, if a participant ceases employment by reason of death, disability or retirement during a performance cycle, the participant will earn a pro-rated number of units determined by prorating the percentage of the target earned according to the number of months the participant was actively at work during the cycle. In general , if a participant ceases employment for any reason other than death, disability or retirement, such participant will forfeit all of his units. In the event of a change of control, the participant will earn a prorated number of units in respect of each outstanding performance cycle determined by prorating the percentage of the target earned according to the number of completed months prior to the change of control.

     Amendment, Modification, and Termination. The Board of Directors may
terminate the Plan at any time and, from time to time, may amend or modify the
Plan, subject in certain cases prior to June 26, 2006 to the prior written consent of the New York State Superintendent of Insurance. No amendment, modification, or termination of the Plan will in any manner adversely affect any award theretofore granted under the Plan, without the consent of the participant.

     Term. The Plan will be effective upon approval by the shareholders of the
Company. The Plan will continue in effect, unless sooner terminated by the Board of Directors, until no more shares of Common Stock are available for issuance under the Plan.

                              NEW PLAN BENEFITS

     No restricted stock, restricted stock units or long-term performance units have been granted under the Plan. The amounts that will actually be payable under future awards cannot be definitely determined until participants are selected for awards and, in respect of long-term performance units: (i) the performance goals and the targets for such awards are established; and (ii) the attainment of the performance goals is determined.

                                       25

                     EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of the end of the Company's
2002 fiscal year with respect to compensation plans under which equity securities of the Company are authorized for issuance. The table does not include securities that may be issuable under The Phoenix Companies, Inc. 2003
Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan.

                                     ----------------------- -------------------------- -----------------------------
                                                 (A)                   (B)                           (C)
------------------------------------ ----------------------- -------------------------- -----------------------------
                                                                                           Number of securities
                                     Number of securities to   Weighted-average exercise   remaining available for
                                     be issued upon exercise   price of outstanding        future issuance under
Plan Category                        of outstanding options,   options, warrants           equity compensation plans,
                                     warrants and rights       and rights                  excluding securities
                                                                                           reflected in column (A)
------------------------------------ ------------------------- -------------------------- ---------------------------
Equity compensation plans approved
by the Company's shareholders                    N/A                        N/A                        N/A
------------------------------------ ------------------------- -------------------------- ---------------------------
Equity compensation plans not
approved by the Company's
shareholders

  •   Stock Incentive Plan (1)               4,197,758                    $16.20                   1,896,742(2)
  •   Directors Stock Plan (3)                 205,500                    $16.20                     819,500(2)
  •   Retirement and Transition                 N/A                         N/A                      573,477
      Agreement (4)
------------------------------------ ------------------------- -------------------------- ---------------------------
Total                                        4,403,258                    $16.20                   2,470,219(5)
------------------------------------ ------------------------- -------------------------- ---------------------------

(1)   A copy of the Stock Incentive Plan is filed as an exhibit to the Form S-1 filed by the Company on February 9, 2001. The following summary of the material features of the plan is qualified in its entirety by reference to the full text of the plan, which is hereby incorporated by reference.

      Under the Company's Stock Incentive Plan, the Compensation Committee (or
      if the committee delegates such authority to the CEO, the CEO) may grant stock options to officers, employees and insurance agents of the Company and its subsidiaries. The maximum number of shares issuable under the plan with respect to officers, employees and insurance agents of the Company
      (including those who are also employees, officers or directors of PXP and those individuals who were officers or employees of the Company on June
      25, 2001) is the aggregate of 5% of the shares outstanding on June 26,
      2001 reduced by the shares issuable pursuant to options granted under the
      Company's Directors Stock Plan and, with respect to officers and employees of PXP (other than those officers, employees or insurance agents described above) 1% of such shares outstanding. The maximum number of shares which may be subject to award under the plan: prior to June 25, 2003, shall not exceed 75% of the shares available under the plan; prior to June 25, 2004, shall not equal 85% of the shares available under the plan; and prior to
      June 25, 2005, shall not exceed 100% of the shares available under the plan. During any five-year period, no participant may be granted options in respect of more than 5% of the shares available for issuance under the plan. The Board may terminate or amend (subject, in some cases, to the approval of its shareholders and, prior to June 25, 2006, to the approval of the New York Superintendent of Insurance) the plan, but such termination or amendment may not adversely affect any outstanding stock option without the consent of the participant. The plan will continue in effect until it is terminated by the Board or until no more shares are available for issuance.

      The exercise price per share subject to an option will be not less than the fair market value of such share on the option's grant date. Each option will generally become exercisable in equal installments on each of the first three anniversaries of the grant date, except that no option will become exercisable prior to June 25, 2003 nor may any option be exercised after the tenth anniversary of the grant date. Options may not be transferred by the grantee, except in the event of death or if the committee permits the transfer of non-qualified stock options by gift or domestic relations order to the grantee's immediate family members. Upon a grantee's death, any outstanding options previously granted to such grantee will be exercisable by the grantee's designated beneficiary until the earlier of the expiration of the option or five years following the grantee's death. If the grantee terminates employment by reason of disability or retirement, any outstanding option will continue to vest as if the grantee's service had not terminated and the grantee may exercise any vested option until the earlier of five years following

                                       26

      termination of employment or the expiration of the option. If the grantee's employment is terminated for cause, the grantee will forfeit any outstanding options. If the grantee's employment terminates in connection with a divestiture of a business unit or subsidiary or similar transaction, the committee may provide that all or some outstanding options will continue to become exercisable and may be exercised at any time prior to the earlier of the expiration of the term of the options and the third anniversary of the grantee's termination of service. If the grantee terminates employment for any other reason, any vested options held by the grantee at the date of termination will remain exercisable for a period of 30 days and any then unvested options will be forfeited.

      Generally, upon a change of control (as defined in the plan), each outstanding option will become fully exercisable. Alternatively, the committee may: (i) require that each option be canceled in exchange for a payment in an amount equal to the excess, if any, of the price paid in connection with the change of control over the exercise price of the option; or (ii) if the committee determines in good faith that the option will be honored or assumed by, or an alternative award will be issued by, the acquirer in the change of control, require that each option remain outstanding without acceleration of vesting or exchanged for such alternative award.

(2)   The combined total available under the Stock Incentive Plan and the
      Directors Stock Plan is 1,869,742 shares. The Compensation Committee may allocate this total between the two plans, subject to the limitations under the Directors Stock Plan discussed in Note 3.

(3)   A copy of the Directors Stock Plan is filed as an exhibit to the Form S-1 filed by the Company on February 9, 2001. The following summary of the material features of the plan is qualified in its entirety by reference to the full text of the plan, which is hereby incorporated by reference.

      Under the Company's Directors Stock Plan, the Board of Directors may grant options to outside directors, provided that prior to June 25, 2006: (i)
      such options will be in substitution for a portion of the cash fees that would otherwise have been payable to such directors; and (ii) the aggregate number of shares issuable pursuant to options will not exceed
      0.5% of the total shares outstanding on June 26, 2001, or 525,000 shares.
      The exercise price per share will not be less than the fair market value of a share on the day such option is granted and the option will be exercisable from the later of June 25, 2003 or the day the option is granted until the earlier of the tenth anniversary of such grant date or the third anniversary of the day the outside director ceases to provide services for the Company. In addition, the Board of Directors may require the outside directors to receive up to one-half of their directors fees in shares instead of cash and the outside directors may elect to receive any portion of such fees in shares instead of cash. The aggregate number of shares that may be issued in lieu of cash fees may not exceed 500,000 shares.

(4)   A copy of the Retirement and Transition Agreement with Mr. Fiondella is filed as an exhibit to the Form 8-K filed by the Company on October 9,
      2002. The following summary of the material features of the restricted stock units is qualified in its entirety by reference to the full text of the agreement, which is hereby incorporated by reference.

      The Company's Retirement and Transition Agreement with Mr. Fiondella provides for the issuance to him of $8,000,000 worth of restricted stock units upon his retirement in March 2003. This equated to 573,477 restricted stock units, based on the closing price on September 27, 2002, the date of measurement. Each unit represents the right to receive one share of Common Stock after June 25, 2006. The agreement expressly prohibits the actual issuance of stock to Mr. Fiondella prior to the fifth anniversary of the effective date of the demutualization (i.e., prior to
      June 25, 2006). The agreement further provides that while Mr. Fiondella holds the restricted stock units, he will not have any right to vote or to direct the vote of the related shares of stock. Moreover, he is expressly prohibited from disposing of the underlying shares of stock, or of any economic interest related to the shares of stock, other than upon his death (in which case, the Company will distribute the shares of stock to his estate after June 25, 2006). The Company will credit each restricted stock unit with "dividend equivalents" (i.e., cash dividends on the shares of stock underlying the restricted stock units) and interest thereon, both to be distributed promptly following June 25, 2006.

(5)   Includes the number of shares available in the aggregate under the Stock
      Incentive Plan and Directors Stock Plan (1,896,742) plus the number of restricted stock units to be issued to Mr. Fiondella upon his retirement
      (573,477).

     To be approved, this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the 2003 Annual Meeting and entitled to vote thereon.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                       27

                                  PROPOSAL 3

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

     On November 4, 2002, the Audit Committee, subject to ratification by the shareholders, appointed PricewaterhouseCoopers LLP ("PwC") as its independent auditor to audit and report on the consolidated financial statements of the
Company for the fiscal year ending December 31, 2003. The Company has been advised that representatives of PwC will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

Fees Incurred Relating to Services Performed by PwC

     Commencing in 2002, the Company has not had PwC provide any services prohibited under the new SEC rules, including financial information systems design and implementation consulting services. Other types of consulting services may be provided by PwC from time to time. To the extent other consulting services are provided by PwC, they are closely monitored and controlled to ensure that their nature and extent do not interfere with PwC's independence. In addition to being monitored by management, services provided by
PwC are approved in advance by the Audit Committee, and the level of non-audit service fees overall is monitored by the Audit Committee. The independence of
PwC also is considered annually by the Company's full Board of Directors.

     As reflected in the table below, the Company incurred fees of $3,733,000 and $5,390,000 in 2002 and 2001, respectively, for services performed by PwC. Of these sums, $3,243,000 in 2002 and $4,106,000 in 2001 were for audit and audit-related services.

                                                   2002               2001
                                             ---------------     ---------------
    Audit Fees (1)                              $2,666,000         $2,061,000

    Audit-Related Fees (2)                         577,000          2,045,000

    Tax Fees (3)                                   226,000            161,000

    All Other Fees (4)                             264,000          1,123,000
                                             ---------------     ---------------

         Total Fees:                            $3,733,000         $5,390,000
                                             ===============     ===============

-------------------------------------

(1)  Amounts represent fees for the annual audits of the Company for the years ended December 31, 2002 and 2001, reviews of the Company's financial statements for interim periods in 2002 and 2001, and audits of statutory and other regulatory filings in 2001 and 2002. In addition, these amounts include fees for comfort letter procedures, consents, and other assistance related to documents filed with the SEC.

(2)  Amounts represent fees for employee benefit plans audits, accounting consultations, performance of agreed upon procedures for regulatory purposes, due diligence support (2002 only) and, for 2001 only, services provided in connection with Phoenix Life's demutualization and the
     Company's initial public offering.

(3)  Amounts represent fees for consultations on tax matters and tax compliance services.

(4)  Amounts represents fees for non-financial information system consulting services in 2001 and 2002. In 2001 only, amounts include fees for financial information system design services.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
PwC AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31,
2003.

                                       28

                                OTHER MATTERS

     The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

                            SHAREHOLDER PROPOSALS

     In order for nominations of persons for election to the Board of Directors and shareholder proposals for the 2004 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal executive offices in Hartford, Connecticut no later than November 25, 2003. Your proposals should be addressed to: Secretary,
The Phoenix Companies, Inc., One American Row, Hartford Connecticut 06115.
Proposals for inclusion in the proxy statement must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as with the requirements of the Company's bylaws. A copy of the bylaws may be obtained from the Company's Secretary.

     A shareholder who wishes to present a matter for action at the Company's
2004 Annual Meeting, but chooses not to do so under SEC Rule 14a-8, must deliver to the Company's Secretary on or before January 29, 2004, but no earlier than
December 30, 2003, a notice containing the information required by the Company's bylaws. A copy of the bylaws may be obtained from the Company's Secretary.

            ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

     The Company is offering its shareholders the opportunity to consent to receive future proxy materials and annual reports electronically. Electronic delivery could save the Company a significant portion of the costs associated with printing and mailing its annual meeting materials, and the Company hopes that shareholders find this service convenient and useful. By providing the appropriate information when you vote by proxy via the Internet, you can consent to receive future proxy materials and/or annual reports electronically. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice by electronic mail explaining how to access these materials, but will not send you paper copies of these materials unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the Web site www.econsent.com/pnx. If you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g. on-line fees) in connection with the electronic delivery of the proxy materials and annual report.

                          HOUSEHOLDING OF MATERIALS

     Pursuant to a notice sent by the Company to its eligible shareholders, the
Company sent only one copy of this proxy statement and the annual report to those households in which multiple shareholders shared the same address unless the Company received instructions from a shareholder in such a household requesting separate copies of these materials. If you are a shareholder who shares the same address as other shareholders of the Company and would like to receive a separate copy of this proxy statement, the annual report or future proxy statements, information statements and annual reports, please contact
Phoenix Shareholder Services by calling (800) 490-4258, writing to Phoenix
Shareholder Services, P.O. Box 2578, Jersey City, N.J. 07303-2578, or e-mailing to Phoenix@equiserve.com. If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy statements, information statements and annual reports, please contact Phoenix Shareholder
Services at the above phone number, post office address or e-mail address.

                                       29

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                                                                   EXHIBIT A

                           THE PHOENIX COMPANIES, INC.
                             AUDIT COMMITTEE CHARTER

The Bylaws of The Phoenix Companies, Inc. (the "Company") provide for an Audit
Committee (the "Committee") of the Board of Directors (the "Board"). This
charter sets forth for the purpose, composition and responsibilities of, and the processes to be followed by, the Committee. At least annually, the Committee shall review the adequacy of this charter and seek its re-approval by the Board.

A.   PURPOSES

     The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities, by reviewing the quality and integrity of:

     •   the Company's financial statements and financial reporting process;

     •   the Company's systems of internal accounting and financial controls;

     •   the appointment of the Independent Auditors, including a review of the Independent Auditors' qualifications and independence;

     •   the annual independent audit of the consolidated financial statements of the Company and its subsidiaries;

     •   the Company's internal auditing and accounting processes; and

     •   the Company's legal and regulatory compliance and ethics programs as established by management and the Board.

     In conducting such review, the Committee shall be empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, and to retain outside legal, accounting or other experts for this purpose. The
     Committee shall seek to maintain free and open communication among the
     Committee, the Board, the Company's independent auditors (the
     "Independent Auditors"), the Company's internal audit personnel and management.

B.   COMPOSITION

     The Committee shall consist of at least three members of the Board. All members of the Committee shall be independent of the Company, its subsidiaries and their management and none shall be a current or former officer or employee of the Company or any of its subsidiaries. The
     Committee's composition shall satisfy the requirements for Audit
     Committee membership set forth in the Sarbanes-Oxley Act of 2002 and
     Audit Committee rules of the New York Stock Exchange. Accordingly, the
     Board shall determine that each member of the Committee is a director:

     •   who has no relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment as a member of the Committee or with his or her independence from management and the Company; and

     •   who is financially literate (as such qualification may be interpreted by the Board) or who shall become financially literate within a reasonable period of time after appointment to the Committee.

     In addition, at least one member of the Committee shall have accounting or related financial management expertise (as such qualification may be interpreted by the Board) and at least one member shall qualify as a
     "financial expert" as such term is defined by the United States
     Securities and Exchange Commission.

                                      A-1

C.   RESPONSIBILITIES AND PROCESSES

     The Committee's role is one of oversight, in reliance, without further independent verification, on the information provided by the Company's management and its Independent Auditors. The Committee recognizes that management is responsible for preparing the Company's financial statements and that the Independent Auditors are responsible for auditing those financial statements. Consequently, in carrying out its responsibilities and duties, the Committee shall not be providing any expert or special assurances as to the Company's financial statements or any professional certification as to the work of the Independent
     Auditors.

     The following shall be the recurring processes of the Committee in carrying out its purposes. The Committee may supplement or diverge from these processes or perform any other activities consistent with this
     Charter, the Company's Bylaws and applicable law, in any such case as the
     Committee or the Board may deem necessary or appropriate. The Committee shall meet four times per year, or more frequently as circumstances require. The Committee shall report to the Board regularly on its deliberations and actions, and may ask members of management or others to attend any meeting of the Committee and to provide such information as the Committee may deem pertinent.

     The Committee shall have responsibility with respect to:

     1.   The Company's financial statements and financial reporting process

          •   Review and discuss with management and the Independent Auditors the Company's annual audited financial statements, including:
              the Company's disclosures under "Management's Discussion and
              Analysis of Financial Condition and Results of Operations"; and
              significant issues regarding accounting, auditing and financial reporting principles and practices, and the adequacy and
              effectiveness of the Company's internal accounting and financial controls;

          •   Review and discuss with management and the Independent Auditors any analysis or report prepared by management, internal audit staff or the Independent Auditors relating to significant
              financial reporting issues, including the quality and
              appropriateness of the Company's accounting principles as
              applied and significant judgments affecting the Company's
              financial reporting;

          •   In consultation with the Independent Auditors and internal audit staff, review the integrity and quality of the Company's
              financial reporting processes, both internal and external;

          •   Review and discuss quarterly interim financial statements with management and the Independent Auditors prior to the filing of the quarterly financial statements to be included in the
              Company's quarterly reports filed with the Securities and
              Exchange Commission including the Company's disclosures under
              "Management's Discussion and Analysis of Financial Condition and
              Results of Operations";

          •   Discuss earnings press releases, as well as financial
              information and earnings guidance provided to analysts and rating agencies;

          •   Submit any report required of the Audit Committee by the rules of the Securities and Exchange Commission to be included in the
              Company's annual proxy statement; and

          •   Review information included in the Company's annual proxy and other required filings with the Securities and Exchange
              Commission as it relates to accounting, auditing and financial reporting matters or the Company's relationship with the
              Independent Auditor.

     2.   The Company's systems of internal accounting and financial control

          •   Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

          •   Review major changes to the Company's financial reporting, auditing and accounting principles and practices as suggested by the Independent Auditors, internal audit staff or management;
              and

                                      A-2

          •   Meet at least four times annually with the chief financial officer, the senior internal auditing executive and the
              Independent Auditors in separate executive sessions to discuss any matters regarding the quality and adequacy of the Company's internal accounting and financial controls that the Committee, management or the Independent Auditors believe should be
              discussed confidentially.

     3.   The appointment of the Independent Auditors, including a review of the Independent Auditors' qualifications and independence

          •   Annually evaluate, select and appoint the Independent Auditors, subject to the approval of the shareholders;

          •   Pre-approve all audit and permitted non-audit services to be performed by the Independent Auditors;

          •   Inform the Independent Auditors that they are ultimately
              accountable to the Board and the Committee, as representatives of the Company's shareholders;

          •   Require and review formal annual written statements from the
              Independent Auditors regarding such firm's independence,
              including written disclosure describing all relationships
              between the Independent Auditors and the Company and its
              affiliates consistent with Independence Standards Board Standard
              No. 1, as it may be modified or supplemented; actively engage the Independent Auditors in a dialogue with respect to any such disclosed relationships and their impact on the objectivity and independence of the Independent Auditors; and, if so determined by the Committee, recommend that the Board take appropriate action in response to the Independent Auditors' formal annual written statement to satisfy itself of the independence of the
              Independent Auditors; and

          •   At least annually, obtain and review a report by the Independent
              Auditors describing: the firm's internal quality-control
              procedures; any material issues raised by the most recent
              internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

     4.   The annual independent audit of the consolidated financial statements of the Company and its subsidiaries

          •   Meet with the Independent Auditors prior to the annual audit to review the scope, planning and timing thereof;

          •   Approve the audit fees to be paid to the Independent Auditors;

          •   Review and discuss with the Independent Auditors any reports required to be provided to the Committee under generally
              accepted auditing standards;

          •   Periodically review and discuss with the Independent Auditors, out of the presence of management: the Company's internal
              controls; the Independent Auditors' recommendations, if any, for improvements in the Company's internal controls and the
              implementation of such recommendations; the completeness and accuracy of the Company's financial statements; and certain other matters required to be discussed by Statement of Auditing
              Standards No. 61 and any applicable Statement of Audit Standards pertaining to communications with the Audit Committee;

          •   Review and discuss with the Independent Auditors the Company's compliance with Financial Accounting Standard Board
              pronouncements and Securities and Exchange Commission
              requirements;

          •   Review with the Independent Auditors any management letter provided by the Independent Auditors and any problems or
              difficulties and the Company's response thereto; and

          •   Set clear hiring policies for employees or former employees of the Independent Auditors.

                                      A-3

     5.   The Company's internal auditing and accounting processes

          •   Review and approve the Internal Audit Charter for the Company's internal audit department;

          •   Review with the Company's senior internal audit executive the scope and results of the Company's internal audit activity and periodic summaries of significant audit findings, and receive the Company's senior internal audit executive status updates relative to the annual audit plan;

          •   Discuss annually with the Company's senior internal audit
              executive the annual audit plan, internal audit costs, adequacy of staffing and coordination of the Independent Auditors; and

          •   Review the appointment and performance of the Company's senior internal audit executive.

     6.   The Company's legal compliance and ethics programs as established by management and the Board

          •   Receive reports from management, the Company's senior compliance officer, the Company's senior internal audit executive and the
              Independent Auditors concerning compliance by the Company's subsidiaries with applicable laws and regulations and the
              Company's Code of Conduct;

          •   Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting,
              internal accounting controls or auditing matters;

          •   Establish procedures for the confidential and anonymous
              submission by employees of concerns regarding questionable accounting or auditing matters; and

          •   Review with the Company's general counsel such legal and
              regulatory matters as may have a material impact on the
              Company's financial statements or the Company's compliance policies.

D.   PERFORMANCE EVALUATION

   The Committee will annually review its own performance.

                                      A-4

                                                                    EXHIBIT B

                          THE PHOENIX COMPANIES, INC.
                 2003 RESTRICTED STOCK, RESTRICTED STOCK UNIT
                                      AND
                           LONG-TERM INCENTIVE PLAN

                             ARTICLE I.   PURPOSES

         Section 1.1 General Purpose. The purpose of THE PHOENIX
COMPANIES, INC. 2003 RESTRICTED STOCK, RESTRICTED STOCK UNIT AND LONG-TERM
INCENTIVE PLAN is to foster and promote the long-term financial success of the
Company by: (a) motivating superior performance by means of performance-related incentives; (b) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent; and (c)
encouraging and providing for the acquisition of a long-term ownership interest in the Company by the Company's and its Subsidiaries' Employees, non-employee directors and Agents.

         Section 1.2 Special Rules Prior to June 25, 2006. This Plan is
designed to effectuate its purposes while at the same time assuring that no
Participant acquires beneficial ownership of any Common Stock within the meaning of Section 7312(w) of the New York Insurance Law, as in effect on the date of the Demutualization, prior to the fifth anniversary of the Demutualization.
Accordingly, notwithstanding anything in this Plan to the contrary, in no event shall any Restricted Stock be granted, or shares of Common Stock attributable to
Long-Term Performance Units or Restricted Units be issued, prior to June 25,
2006, the fifth anniversary of the Demutualization. Any shares of Common Stock that would have been issuable under this Plan pursuant to Restricted Units prior to June 25, 2006 but for the operation of this Section 1.2, shall instead be delivered by the Company to the Participant, or the Participant's beneficiary or estate as provided in Section 9.1, as soon as reasonably practicable after June
25, 2006, together with any Dividend Equivalents credited with respect to such
Restricted Units and any interest thereon. Instead of delaying any such distribution in respect of Restricted Units, the Committee may, in its sole discretion, elect to pay cash (in the manner provided in Section 6.8) in lieu of delivering Common Stock as provided under this Section 1.2.

                             ARTICLE II.   DEFINITIONS

         Section 2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                           (a) "Adjustment Event" means any stock dividend,
                  stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization,
                  reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair
                  Market Value, or other similar event affecting the Common
                  Stock of the Company.

                           (b) "Agent" means an "insurance agent" as defined in
                  Section 2101 of the New York Insurance Law and who also is treated by the Company as a "statutory employee" as defined under applicable provisions of the Code.

                           (c) "Approved Retirement" means termination of a
                  Participant's employment (i) on or after normal retirement age
                  (age 65 or age 62 with 10 years of service) or (ii) with the
                  Committee's approval, on or after any early retirement date established under any retirement plan or other special
                  retirement programs or arrangements maintained by the Company or a Subsidiary and in which the Participant participates;
                  provided that in each case, the Committee may require,
                  as a condition to a Participant's retirement being an
                  "Approved Retirement" for purpose of the Plan, that the
                  Participant enter into a general release of claims,
                  non-solicitation and/or non-competition agreement in form and substance satisfactory to the Company.

                           (d) "Award" means the award of a Restricted Unit,
                  Restricted Stock, or Long-Term Performance Unit under the
                  Plan.

                           (e) "Board" means the Board of Directors of the
                  Company.

                                      B-1

                           (f) "Change of Control" means the first occurrence of
                  any of the following events:

                                    (i) any person acquires "beneficial
                           ownership" (within the meaning of Rule 13d-3 under
                           the Exchange Act), directly or indirectly, of
                           securities of the Company representing 25% or more of
                           the combined Voting Power of the Company's
                           securities;

                                    (ii) within any 24-month period, the persons
                           who were directors of the Company at the beginning of
                           such period (the "Incumbent Directors") shall cease
                           to constitute at least a majority of the Board or the
                           board of directors of any successor to the Company;
                           provided that any director elected or nominated for
                           election to the Board by a majority of the Incumbent
                           Directors then still in office shall be deemed to be
                           an Incumbent Director for purposes of this subclause
                           2(f)(ii);

                                    (iii) the effective date of any merger,
                           consolidation, share exchange, division, sale or
                           other disposition of all or substantially all of the
                           assets of the Company which is consummated (a
                           "Corporate Event"), if immediately following the
                           consummation of such Corporate Event the stockholders
                           of the Company immediately prior to such Corporate
                           Event do not hold, directly or indirectly, a majority
                           of the Voting Power, in substantially the same
                           proportion as prior to such Corporate Event, of (x)
                           in the case of a merger or consolidation, the
                           surviving or resulting corporation or (y) in the case
                           of a division or a sale or other disposition of
                           assets, each surviving, resulting or acquiring
                           corporation which, immediately following the relevant
                           Corporate Event, holds more than 25% of the
                           consolidated assets of the Company immediately prior
                           to such Corporate Event;

                                    (iv) the approval by stockholders of the
                           Company of a plan of liquidation with respect to the
                           Company; or

                                    (v) any other event occurs which the Board
                           declares to be a Change of Control.

                           (g) "Code" means the Internal Revenue Code of 1986,
                  as amended.

                           (h) "Committee" means the Compensation Committee of
                  the Board or such other Committee of the Board as the Board shall designate from time to time.

                           (i) "Common Stock" means the common stock of the
                  Company, par value $0.01 per share.

                           (j) "Company" means The Phoenix Companies, Inc., a
                  Delaware corporation, and any successor thereto.

                           (k) "Demutualization" means the demutualization that
                  occurred on June 25, 2001 of Phoenix Home Life Mutual
                  Insurance Company pursuant to a plan of reorganization
                  approved by the New York State Superintendent of Insurance under Section 7312 of the New York Insurance Law.

                           (l) "Disability" has the meaning given in the
                  Company's long-term disability insurance policy or program as in effect from time to time; provided that a Participant shall not be treated as having incurred a Disability unless he
                  qualifies for disability benefits under such policy or
                  program.

                           (m) "Dividend Equivalents" means an amount equal to
                  the cash dividends paid by the Company on one share of Common
                  Stock for each Restricted Unit awarded to a Participant in accordance with the Plan.

                           (n) "Effective Date" means the date this Plan is
                  approved by the stockholders of the Company in accordance with the requirements, if any, of applicable law.

                           (o) "Employee" means any officer or other employee of
                  the Company or any Subsidiary (as determined by the Committee in its sole discretion).

                           (p) "Exchange Act" means the Securities Exchange Act
                  of 1934, as amended.

                                      B-2

                           (q) "Fair Market Value" means, on any date, the
                  closing price of the Common Stock as reported in the principal consolidated transaction reporting system for the New York
                  Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which
                  Common Stock transactions were so reported.

                           (r) "Long-Term Performance Unit" means the unit of
                  measurement for an Award under the Plan subject to achievement of Performance Goals during a Performance Cycle, which, at any given time, shall be equal in value to the current Fair Market
                  Value of one share of Common Stock.

                           (s) "Participant" means any Employee, Agent or
                  non-employee director designated by the Committee to
                  participate in the Plan.

                           (t) "Performance Cycle" means the period(s) selected
                  by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is
                  measured for the purpose of determining the extent to which an
                  Award of Long-Term Performance Units subject to achievement of
                  Performance Goals has been earned. Unless otherwise determined by the Committee, a Performance Cycle shall be three years and may consist of one or more calendar year segments.

                           (u) "Performance Goals" means the objectives for the
                  Company, any Subsidiary or unit or business segment thereof or individual established by the Committee for a Performance
                  Cycle with respect to any performance-based Awards
                  contingently awarded under the Plan. The Performance Goals for
                  Awards that are intended to constitute "performance-based"
                  compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following measures:
                  sales, revenues, earnings per share, net income, operating income, cash flow, stock price, return on equity, cash
                  operating income, risk-based capital ratio, debt to capital ratio, operating margin, assets under management, claims
                  paying ability or debt rating. Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group or other
                  external measure.

                           (v) "Plan" means The Phoenix Companies, Inc. 2003
                  Restricted Stock, Restricted Stock Unit and Long-Term
                  Incentive Plan, as set forth herein and as the same may be amended from time to time.

                           (w) "Restricted Period" means the period during which
                  Awards are subject to forfeiture or restrictions on transfer
                  (if applicable) pursuant to the Plan.

                           (x) "Restricted Stock" means Common Stock awarded to
                  a Participant which is subject to forfeiture and restrictions on transferability in accordance with Article VI of the Plan.

                           (y) "Restricted Unit" means a Participant's right to
                  receive one share of Common Stock at the end of a specified period of time, which right is subject to forfeiture and
                  restrictions on transferability in accordance with the Plan.

                           (z) "Subsidiary" means any corporation or partnership
                  in which the Company owns, directly or indirectly, equity
                  interests entitling the Company to exercise 50% or more of the total combined Voting Power of all classes of stock of such corporation or to receive 50% or more of the capital interest or profits interest of such partnership.

                           (aa) "Voting Power" means such number of Voting
                  Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

                           (bb) "Voting Securities" means all securities
                  entitling the holders thereof to vote in an annual election of directors of a company.

         Section 2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                      B-3

                   ARTICLE III. ELIGIBILITY AND PARTICIPATION

         Participants in the Plan shall be those Employees, non-employee directors and Agents selected by the Committee to participate in the Plan.

                           ARTICLE IV.   ADMINISTRATION

         Section 4.1 Power to Grant and Establish Terms of Awards. The Committee
shall have the authority, subject to the terms of the Plan (including, without limitation, Section 1.2), to determine the Participants to whom Awards shall be granted and the terms and conditions of any and all Awards, including, but not limited to, the number of shares of Common Stock to be covered by such Awards, the time or times at which Awards shall be granted, the terms and provisions of the instruments by which Awards shall be evidenced, the period of time during which restrictions on Awards shall remain in effect, and the Performance Goals applicable to such Awards. The terms and conditions of each Award shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to the
Participant without the consent of the Participant to whom such Award has been granted. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Award such
Participant may receive, whether or not granted at different times. The grant of any Award to any Participant shall neither entitle such Participant to, nor disqualify him from, the grant of any other Award.

         Section 4.2 Administration. The Committee shall be responsible for the administration of the Plan. Any Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.
The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

         Section 4.3 Delegation by the Committee. Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions or guidelines as it shall determine, to any officer of the Company or to a committee of officers of the Company any portion of its authority and powers under the Plan in respect of Participants who are not subject to the reporting requirements of Section 16(a) of the Exchange Act.

                        ARTICLE V.   STOCK SUBJECT TO PLAN

         Section 5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock available for issuance pursuant to Awards under the
Plan shall be 6,000,000. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued
Common Stock, not reserved for any other purpose.

         Section 5.2 Canceled, Terminated, or Forfeited Awards. Any shares of
Common Stock subject to an Award which for any reason expires, or is canceled, terminated or otherwise settled without the issuance of any Common Stock shall again be available under the Plan.

         Section 5.3 Adjustment Due to Change in Capitalization. In the event of any Adjustment Event, the aggregate number of shares of Common Stock available for Awards to be granted under this Plan or subject to outstanding
Restricted Units or Long-Term Performance Units and any performance vesting criteria applicable to outstanding Restricted Stock, Restricted Units or
Long-Term Performance Units shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, such Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Restricted Unit granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Restricted
Unit would have been entitled to receive in connection with such event. Any shares of stock (whether Common Stock, shares of stock into which shares of
Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event or any distribution of property

                                      B-4

or other similar transaction shall, except as otherwise provided by the
Committee at or after the date an Award is made by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such Award.

                ARTICLE VI.   RESTRICTED STOCK AND RESTRICTED UNITS

         Section 6.1 Grant of Awards. The Committee may make awards in the form of Restricted Stock or Restricted Units. Any Award made hereunder shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the
Committee in its sole discretion (including in the case of an Award of
Restricted Stock, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded). As determined by the Committee, with respect to an award of Restricted Stock, the
Company shall either (a) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (b) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of Restricted
Units, no shares of Common Stock shall be issued at the time an Award of
Restricted Units is made, and the Company shall not be required to set aside a fund for the payment of such Award.

         Section 6.2 Restrictions on Transferability. Restricted Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted
Period, except as hereinafter provided. Notwithstanding the foregoing, the
Committee may permit (on such terms and conditions as it shall establish)
Restricted Units and shares of Restricted Stock to be transferred during the
Restricted Period by the Participant to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, provided that any Restricted Units or shares of Restricted Stock so transferred shall remain subject to the provisions of this Article VI.

         Section 6.3 Rights as a Shareholder. Except for the restrictions set forth herein (including, without limitation, Section 1.2) and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. In respect of
Restricted Units, a Participant shall not have any right to vote on any matter submitted to the Company's stockholders or to dispose of the shares of Common
Stock underlying such Restricted Units, nor shall a Participant have any beneficial ownership in respect of any shares of Common Stock underlying
Restricted Units, until such time as the shares of Common Stock underlying such
Restricted Units have been issued. At the discretion of the Committee, a
Participant's Restricted Unit account may be credited with Dividend Equivalents during the Restricted Period.

         Section 6.4 Restricted Period. Unless the Committee shall otherwise determine at or after the date an Award is made to the Participant by the
Committee, the Restricted Period shall commence upon the date of grant and shall lapse with respect to the Award in three approximately equal installments on each of the first three anniversaries of the date of grant, unless sooner terminated as otherwise provided herein.

         Section 6.5 Legend. Each certificate issued to a Participant in respect of shares of Restricted Stock shall be registered in the name of the Participant and shall bear the following (or similar) legend: "The shares of stock represented by this certificate are subject to the terms and conditions contained in The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock
Unit and Long-Term Incentive Plan and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 6.2 of the Plan) until _________."

         Section 6.6 Death, Disability or Approved Retirement. Unless the Committee
shall otherwise determine at the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary by reason of death, Disability or
Approved Retirement, the Restricted Period will lapse as to a pro rated portion of the shares of Restricted Stock and Restricted Units transferred or issued to such Participant under the Plan based on the number of days the Participant actually worked since the date the Awards were granted (or in the case of Awards which becomes vested in installments, since the date, if any, on which the last installment of such Awards became vested). Any Awards as to which the Restricted
Period has not lapsed at the date of a Participant's termination of employment by reason of death, Disability or Approved Retirement shall automatically be cancelled upon such Participant's termination of employment.

         Section 6.7 Termination of Employment. Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary for any reason other than those specified in Section 6.6 at any time prior to the date when the Restricted
Period lapses, all Restricted Stock held by the Participant

                                      B-5

shall revert back to the Company and all Restricted Units and any Dividend
Equivalents credited to such Participant shall be forfeited upon the
Participant's termination of employment.

         Section 6.8 Issuance of New Certificates; Settlement of Restricted
Units. Upon the lapse of the Restricted Period with respect to any shares of
Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 6.2 and the Company shall issue or have issued new share certificates without the legend described in Section 6.5 in exchange for those previously issued. Except as provided in Section 1.2, upon the lapse of the
Restricted Period with respect to any Restricted Units, the Company shall deliver to the Participant, or the Participant's beneficiary or estate, as provided in Section 9.1, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Units and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted
Period lapsed with respect to the related Restricted Unit.

         Section 6.9 Accelerated Vesting and Payment. In the event of a
Change of Control, the Restricted Period with respect to each Award shall lapse on the date of such Change of Control.

                    ARTICLE VII.   LONG-TERM PERFORMANCE UNITS

         Section 7.1 Eligibility. The Committee in its sole discretion shall select those Participants to receive Long-Term Performance Units under the Plan.
Long-Term Performance Units shall relate to pre-established Performance Goals over a Performance Cycle, as determined by the Committee. A Participant may be selected to receive Long-Term Performance Units in respect of more than one
Performance Cycle.

         Section 7.2 Grant of Long-Term Performance Units. Prior to the
beginning of the first year of a Performance Cycle (or such later date selected by the Committee consistent with the requirements of Section 162(m) of the
Code), the Committee shall allocate a target number of Long-Term Performance
Units ("Target Units") to any Participant designated by the Committee to be eligible to earn such Award in respect of such Performance Cycle. An allocation of Target Units shall be evidenced by such documentation deemed appropriate by the Committee. Such documentation may contain terms and conditions relating to the Award, including, without limitation, the number of Target Units and the threshold and maximum number of Long-Term Performance Units that may be earned pursuant to the Award or any portion thereof, the Performance Goals applicable in respect of such Award, and such other terms and conditions, not inconsistent with this Plan, as the Committee may in its sole discretion determine. Long-Term
Performance Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Performance Cycle.

         Section 7.3 Performance Goals. Prior to the beginning of the
Performance Cycle or the beginning of each segment in such Performance Cycle (or such later date selected by the Committee consistent with the requirements of
Section 162(m) of the Code), the Committee shall determine the Performance Goals applicable to the Long-Term Performance Units that may be earned by the
Participant for such Performance Cycle or segment thereof. The Committee shall specify the formula for determining the percentages of the Performance Goals that must be achieved for the Participant to earn the Target Units or less than or more than the target number of Long-Term Performance Units allocated to the
Participant if actual performance is equal to, less than or greater than the target Performance Goals. The Committee may, in its sole discretion, provide that Long-Term Performance Units shall be earned by a Participant in respect of achievement of Performance Goals in each segment of the Performance Cycle and/or on a cumulative basis for the Performance Cycle. The Committee may, in its sole discretion, provide that no Long-Term Performance Units shall be earned by a
Participant in respect of a Performance Cycle unless a threshold level of the
Performance Goals is satisfied. The Committee may, at any time and from time to time, adjust the Performance Goals applicable to Long-Term Performance Units;
provided that no such adjustment shall be made in the case of Long-Term
Performance Units that may be earned by a Participant who is a Covered Employee
(within the meaning of Section 162(m) of Code) at any time during the
Performance Cycle, unless such adjustment can be made without causing the Award to cease to qualify as other performance-based compensation under Section 162(m)
of the Code. Following the end of each Performance Cycle, the Committee shall determine the number of Long-Term Performance Units actually earned by a
Participant for such Performance Cycle calculated in accordance with the
Performance Goals applicable to such Performance Cycle. Participants shall not receive any payment with respect to Long-Term Performance Units until the
Committee certifies the results of the Performance Goals. Notwithstanding anything else in this Plan to the contrary, subject to Section 5.3, the maximum number of Long-Term Performance Units that may be earned by a Participant (and the maximum number of shares that may be issued pursuant to such earned
Long-Term Performance Units) in a Performance Cycle shall not exceed 600,000.

                                      B-6

         Section 7.4 Distribution of Awards. Subject to Section 1.2, in the
Committee's sole discretion, the Participant shall be entitled to receive one share of Common Stock or Restricted Unit in exchange for each earned Long-Term
Performance Unit. Any shares of Common Stock or Restricted Units granted in exchange for earned Long-Term Performance Units shall be granted as soon as reasonably practicable after the end of the Performance Cycle for which the
Long-Term Performance Units were earned. Restricted Units shall be subject to the terms and conditions applicable to Restricted Units granted under Article
VI; provided that unless the Committee shall otherwise determine at or after the date Target Units are allocated to the Participant by the Committee, the
Restricted Period with respect to Restricted Units granted prior to June 25,
2006 shall lapse on June 26, 2006; further provided that the Committee may not elect to pay cash or part cash and part Common Stock in lieu of delivering only
Common Stock for Restricted Units.

                  (a) Death, Disability or Approved Retirement. Unless the
         Committee shall otherwise determine at the date of grant, if a
         Participant ceases to be employed by the Company or any Subsidiary by reason of death, Disability or Approved Retirement during a Performance
         Cycle, the Participant shall be entitled to a pro-rated number of
         Long-Term Performance Units determined by prorating the percentage of the target earned according to the number of months the Participant was actively at work during the Performance Cycle. Any Long-Term
         Performance Units earned by such Participant shall be paid at the same time as those for active Participants of the Plan. Any Long-Term
         Performance Units that are not earned in accordance with this Section
         7.4(a) at the date of a Participant's termination of employment by reason of death, Disability or Approved Retirement shall automatically be cancelled upon such Participant's termination of employment.

                  (b) Termination of Employment. Unless the Committee shall
         otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary for any reason other than those specified in Section 7.4(a) at any time during a
         Performance Cycle, such Participant shall not receive any payment in respect of any Long-Term Performance Units outstanding as of the
         Participant's termination of employment.

                  (c) Accelerated Vesting and Payment. In the event of a Change of Control, the Participant shall earn a prorated number of Long-Term
         Performance Units in respect of each outstanding Performance Cycle determined by prorating the percentage of the target earned according to the number of completed months prior to the Change of Control. Any
         Long-Term Performance Units that are not earned in accordance with this
         Section 7.4(c) at the date of the Change of Control shall automatically be cancelled upon such Change of Control.

         ARTICLE VIII. AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

         The Board at any time may terminate the Plan, and from time to time may amend or modify the Plan; provided that to the extent necessary to comply with the Plan of Reorganization adopted in connection with the Demutualization, no amendment shall be made which would be or become effective prior to the fifth anniversary of the Demutualization without the prior written consent of the New
York State Superintendent of Insurance. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                      ARTICLE IX. MISCELLANEOUS PROVISIONS

         Section 9.1 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death.
Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, Restricted Units outstanding at the
Participant's death shall be paid to the Participant's surviving spouse, if any, or otherwise to or by his estate.

         Section 9.2 No Guarantee of Employment or Participation. Nothing in the
Plan shall interfere with or limit in any way the right of the Company or any
Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or services of the Company or any Subsidiary or affiliate. No Employee, Agent, or non-employee director shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

                                      B-7

         Section 9.3 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy federal, state and local withholding tax requirements with respect to any Award (or settlement thereof), and the Company may defer payment of cash or issuance or delivery of
Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the
Committee shall impose (a) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (b) to deliver to the
Company previously acquired shares of Common Stock, in each case, having a Fair
Market Value sufficient (either alone or with the application of any cash withheld) to satisfy not more than the Participant's statutory minimum federal, state and local tax obligation associated with the transaction.

         Section 9.4 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such person may be entitled under the Company's Certificate of
Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

         Section 9.5 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

         Section 9.6 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         Section 9.7 Governing Law. The Plan, and all Awards made and actions taken thereunder, shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

         Section 9.8 No Impact On Benefits. Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

         Section 9.9 Securities Law Compliance. Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the
Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the
Committee deems appropriate) that he is accepting such Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the
Company, such transfer at such time will be in compliance with applicable securities laws.

         Section 9.10 Term of Plan. The Plan shall be effective upon approval by the Board and by the stockholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Article VIII, until no more shares of Common Stock are available for issuance under the Plan.

         Section 9.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b)
except as provided in Section 4.1 or Article VIII, to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

                                      B-8

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Toll-Free Information Line:

If you would like to talk to a customer service representative, please call
Phoenix Shareholder Services toll-free for shareholders in the United States,
Puerto Rico, Canada and the Virgin Islands at 1-800-490-4258, Monday through
Friday, 9:00 a.m. through 5:00 p.m., Eastern time.

Written Correspondence:

Mail to:

Phoenix Shareholder Services
P.O. Box 2578
Jersey City, NJ  07303-2578

E-mail: phoenix@equiserve.com

Web site: PhoenixWealthManagement.com

                           The Phoenix Companies, Inc.
                         One American Row, P.O. Box 5056
                     Hartford, Connecticut 06102-5056 U.S.A.

CC6B

                                      PROXY

                             THE PHOENIX COMPANIES, INC.

               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2003
P              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R          The undersigned hereby appoints John H. Beers, Carole A. Masters and
        Tracy L. Rich, or any of them, each with full powers of substitution, as
O       proxies of the undersigned, to attend the Annual Meeting of Shareholders of The Phoenix Companies, Inc. to be held on April 28, 2003, at 11:00
X       a.m. Eastern time, and at any adjournment or postponement thereof, and to vote, on the items set forth on the reverse side, the number of
Y       shares the undersigned would be entitled to vote if personally present.

           If shares of The Phoenix Companies, Inc. Common Stock are issued to or held for the account of the undersigned under any employee plan and voting rights attach to such shares (any of such plans, a "Voting
        Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of The Phoenix Companies,
        Inc. Common Stock in the undersigned's name and/or account under such
        Voting Plan in accordance with the instructions given herein, at the
        Annual Meeting and at any adjournment or postponement thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

           THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO
        SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE
        NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. THIS PROXY WILL ALSO
        BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS (OR, IN
        THE CASE OF A VOTING PLAN, WILL BE VOTED IN THE DISCRETION OF THE PLAN
        TRUSTEE OR ADMINISTRATOR) AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
        ADJOURNMENT OR POSTPONEMENT THEREOF.

           PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY
        USING THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH
        THE INTERNET.
                                                                  ------------
                (Continued and to be signed on the reverse side)   SEE REVERSE
                                                                      SIDE
                                                                  ------------

                   [down arrow] FOLD AND DETACH HERE [down arrow]
--------------------------------------------------------------------------------

------------------------------- ADMISSION TICKET -------------------------------

                           The Phoenix Companies, Inc.

                      2003 Annual Meeting of Shareholders

                                Monday, April 28, 2003

                                  11:00 a.m. at

                                One American Row
                              Hartford, Connecticut

           Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Shareholders in person.

   You must present this portion of the Proxy Card at the door for admission.

               Seating will be on a first-come, first-served basis
          and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

------------------------------- ADMISSION TICKET -------------------------------

----- Please mark your
  X   votes as in this
----- example.

-------------------------------------------------------------------------------------------------------------------
   The Phoenix Companies, Inc.
                      FOR      WITHHELD     Director Nominees:                              FOR   AGAINST   ABSTAIN
                     ------    --------     ------------------                              ----  -------   -------
   1. Election of                                                      2.Approval of 2003
      Directors                             01. Peter C. Browning        Restricted Stock,
                     ------    --------     02. Sanford Cloud, Jr.       Restricted Stock
   For all nominees, except vote withheld   03. Gordon J. Davis, Esq.    Unit and Long-Term
   from the following nominee(s):           04. Jerry J. Jasinowski      Incentive Plan.    ----  -------   -------
                                                                       3.Ratification of    ----  -------   -------
                                                                         the appointment of
                                                                         PricewaterhouseCoopers
----------------------------------------------                           LLP as independent
                                                                         auditor.           ----  -------   -------

-------------------------------------------------------------------------------------------------------------------

                                                                             If you plan to attend the Annual -----
                                                                             Meeting, please check this box.
                                                                                                              -----

   SIGNATURE(S) ________________________________________________________  DATE ___________
   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------------------------------------------
                       [up arrow] THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. [up arrow]

  [logo] PHOENIX                                                         THE PHOENIX COMPANIES, INC.
                                                          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - April 28, 2003

                                        The Annual Meeting of shareholders of The Phoenix Companies, Inc.
         c/o EquiServe Trust Company N.A.        will be held at One American Row, Hartford, Connecticut on Monday,
         PO Box 8635                             April 28, 2003, at 11:00 a.m. Eastern time. Only shareholders of
         Edison, NJ 08818-9226                  record at the close of business on  March 13, 2003 will be entitled to vote at the meeting.

                                                                       By Order of the Board of Directors

                                                                                /s/ John H. Beers
                                                                                John H. Beers
                                                                                Secretary
         ----------------------------------------------------------------------------------------------------------

         It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete and return your proxy in the enclosed postage-paid envelope as soon as possible or vote by proxy using the telephone or through the Internet as promptly as possible.

         VOTE BY INTERNET - http://www.eproxyvote.com/pnx

         Use the Internet to transmit your voting instructions and for electronic delivery of information up until midnight Eastern time on April 27, 2003. Have your proxy card in hand when you access the Web site. You will be prompted to enter your Control Number which is located below to obtain your records and to create an electronic voting instruction form.

         VOTE BY PHONE - 1-877-779-8683

         Use any touch-tone telephone to transmit your voting instructions up until midnight Eastern time on
         April 27, 2003. Have your proxy card in hand when you call. You will be prompted to enter your Control
         Number which is located below and then follow the simple instructions provided. The toll-free telephone number listed above is available only within the U.S., Canada, Puerto Rico and the Virgin Islands.
         From all other locations, shareholders may call collect at 001-201-536-8073.

         VOTE BY MAIL

         Please mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.